As filed with the Securities and Exchange Commission on February 21, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sincerity Applied Materials Holdings Corp.

Nevada		45-2859440
(State or other jurisdiction of incorporation or organization)	3080 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Level 27, Rialto Tower, 525 Collins Street
Melbourne, Victoria, Australia 3000
+ 61-3-98230361
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zhang Yiwen

Level 27, Rialto Tower, 525 Collins Street
Melbourne, Victoria, Australia 3000
+ 61-3-2859440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott Rapfogel, Esq.
CKR Law LLP
1330 Avenue of the Americas
New York, NY 10019
Telephone: (212) 259-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,441,726	$2.25	$27,993,883	$3,486

(1)
Consists of (a) 5,365,565 outstanding shares of the registrant’s common stock, (b) 1,402,868 shares of the registrant’s common stock which may become issuable upon exercise of common stock purchase warrants, (c) 378,616 shares of the registrant’s common stock which may become issuable upon conversion of convertible promissory notes and (d) up to 5,294,677 shares of common stock issuable pursuant to the anti-dilution provisions applicable to the shares which my become issuable pursuant to (b) and (c) above. Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent that such outstanding shares, warrants and notes provide for an increase in amounts issuable, exercisable or convertible to prevent dilution resulting from stock splits, dividends or similar transactions, this registration statement shall be deemed to cover such additional shares of common stock issuable in connection with any such provision.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported by OTC Markets on February 12, 2018. The shares offered hereunder maybe sold by the selling stockholders from time to time in the open market, through privately negotiable transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this preliminary prospectus may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the selling stockholders named in this preliminary prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 21, 2018

PRELIMINARY PROSPECTUS

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
12,441,726 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 12,441,726 shares of common stock of Sincerity Applied Materials Holdings Corp., par value $0.001 per share. Of the shares being offered, 5,365,565 are presently issued and outstanding, 1,402,868 are issuable upon exercise of common stock purchase warrants, 378,616 are issuable upon conversion of promissory notes and 5,294,677 represent a good faith estimate of the number of shares which may become issuable pursuant to the anti-dilution provisions applicable to the common stock purchase warrants and promissory notes referenced above (See – “Description of Capital Stock” for the terms of the anti-dilution provisions). We will not receive any proceeds from the sale of these shares by the selling stockholders. The selling stockholders may sell the shares as set forth herein under “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 49. We have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is traded on the OTC Pink Market under the symbol “SINC.” On February 12, 2018, the last reported sale price for our common stock was $2.25 per share. The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investment in our common stock involves risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2018

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered before investing in our common stock. Before making an investment decision, investors should carefully read the entire prospectus, paying particular attention to the risks referred to under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and our financial statements and the notes to those financial statements.

As used in this prospectus, unless the context requires otherwise, the terms “Company,” “we,” “our” and “us” refer to Sincerity Applied Materials Holdings Corp., and its wholly owned subsidiaries, Sincerity Australia Pty Ltd. and Prana Hong Kong Holdings Ltd.

Overview

We are a supplier of technologically advanced plastics and other solutions for the packaging industry and other industries primarily serving major end users and distributors in Australia, Asia and the Middle East. Our products have applications in the areas of packaging, agriculture, automotive and transportation, paint and coating, construction, personal care and hygiene, electronics, pharmaceutical, energy and natural resources, plastics and rubber and leather. Our principal products are high quality, breathable plastic film and modified atmosphere packaging used in the packaging of perishable foods. In addition to the plastic film business, we expect to increase our supply of extruded plastic pallets for aluminum cans.

We were founded in Melbourne, Australia in 2005 by our Chairman and CEO, Zhang Yiwen, whose family developed one of China’s leading plastics and applied materials manufacturers, Changzhou Sincerity Plastics and Chemicals Technology Ltd., which serves as the principal manufacturer and technological agent for our products.

Our Strategy

Our objective is to be a leading distributor of high performance plastics and other products across multiple industries. Our business is based on the following principles:

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Supply best value products with high levels of quality, service and technological support;

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Maintain low production costs;

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Enhance the recycling efficiency of plastic packaging materials to maintain environmental integrity;

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Develop and expand strategic customer relationships; and

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Expand through strategic acquisitions and internal growth.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

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the potential for changes in regional and local economic conditions, including local inflationary pressures;

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restrictive governmental actions such as those on transfer or repatriation of funds and trade protection matters, including antidumping duties, tariffs, embargoes and prohibitions or restrictions on acquisitions or joint ventures;

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changes in laws and regulations, including laws and policies affecting trade and foreign investment;

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the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

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import and export delays caused, for example, by an extended strike at the port of entry, could cause a delay in our supply chain operations;

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quality or reliability defects in product components that are sourced from third-party suppliers;

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the inability of third party manufacturers to secure product components in a timely manner, in sufficient quantities or on commercially reasonable terms;

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the failure of third party manufacturers to increase production of products to meet demand;

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the inability of third party manufacturers to modify production lines to enable them to efficiently produce future products or implement changes in current products in response to regulatory requirements;

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difficulty identifying and qualifying alternative suppliers for components in a timely manner;

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risks associated with doing business in China;

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issues maintaining uniform standards, procedures, controls and policies;

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unanticipated costs associated with acquisitions;

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risks associated with entering new markets in which we have limited or no experience;

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increased costs associated with expanding our sales capabilities;

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the cost associated with developing and commercializing our proposed products or technologies;

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our reliance on a limited number of customers;

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the uncertainly of our future capital needs which may require us to seek future financing;

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the cost of obtaining and maintaining regulatory clearance or approval for our current or future products;

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the lack of U.S. public company experience of our management team;

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the potential impact of our recent loan transactions in terms of share dilution and the market price for our common stock;

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the cost of ongoing compliance and regulatory requirements; and

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a lack of long-term supply arrangements for key components with suppliers.

Reverse Acquisition, Private Placement Offerings and the Selling Stockholders

We were incorporated as HapyKidz.com, Inc. in Nevada on July 28, 2011 with the intention to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through a proprietary website. We were not successful in this endeavor.

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

On December 6, 2013, we closed a share exchange (the “Share Exchange”) pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 352,834 shares of our common stock, $0.001 par value per share (the “Common Stock”). As a result of the Share Exchange, Symbid Holding B.V. became a wholly owned subsidiary of ours.

As the result of the Share Exchange, we were engaged in the business of creating and operating online, equity based crowdfunding platforms, through our wholly owned subsidiary, Symbid Holding B.V. Commencing in 2015, we expanded our operations to include an online platform for small and medium sized enterprise funding, connecting new and traditional sources of finance in one integrated network built around our technology.

The Share Exchange was treated as a recapitalization of the Company for financial accounting purposes and Symbid Holding B.V. was considered the acquiror for accounting purposes.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange were replaced with the historical financial statements of Symbid Holding B.V. prior to the Share Exchange in our post Share Exchange filings with the Securities and Exchange Commission (the “SEC”).

Due to cash flow problems, during the fourth quarter of 2016, we were forced to restructure the Company, curtail certain business operations and change our focus from the operation of online funding platforms and the provision of software solutions for alternative financing in the small and medium enterprise market to the licensing of software packages for which we own or license the intellectual property.

On June 8, 2017, we dissolved our direct, wholly owned subsidiary, Symbid Holding B.V. and our indirect wholly owned subsidiaries, Symbid B.V. and FAC B.V. At the time of dissolution, none of these entities had any material assets or operations and none of these entities were generating revenues. Following such dissolutions, we had no subsidiaries.

On June 9, 2017, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name to Sincerity Applied Materials Holdings Corp. (the “Name Change”) and effected a 60:1 reverse stock split (the “Reverse Split”) on our Common Stock. The Name Change and Revenue Stock Split took effect on the over-the-counter market at the open of business on June 14, 2017, at which time our Common Stock began to trade on a post-split basis under the symbol “SBIDD”. Our Common Stock began trading under the Symbol “SINC” on July 13, 2017. The Reverse Split and the Name Change were approved by our board of directors on May 1, 2017 and by stockholders holding 80% of our outstanding voting stock on May 1, 2017 as further described in our Definitive Information Statement on Schedule 14C which we filed with the Securities and Exchange Commission on May 4, 2017 and mailed to our stockholders of record as of the close of business on May 1, 2017.

On September 19, 2017 we acquired Sincerity Australia Pty Ltd., an Australia corporation (“SAPL”) pursuant to the closing under a June 5, 2017 Acquisition Agreement as amended on July 7, 2017, July 21, 2017, August 15, 2017, August 23, 2017, September 1, 2017 and September 15, 2017 (the “Acquisition Agreement”) among the Company, SAPL and the sole shareholder/member of SAPL (the “SAPL Shareholder”). Pursuant to the Acquisition Agreement and the acquisition completed thereunder (the “Acquisition”) we acquired all of the outstanding capital stock of SAPL consisting of 10,000 Ordinary Shares (the “Ordinary Shares”) from the SAPL Shareholder in exchange for 45,211,047 shares (the “Acquisition Shares”) of our Common Stock making SAPL a wholly owned subsidiary of ours. At the time of the closing under the Acquisition Agreement, SAPL had no outstanding securities other than the Ordinary Shares.

As a result of the Acquisition, we acquired the business of SAPL and will continue the existing business operations of SAPL as a publicly-traded company under the name Sincerity Applied Materials Holdings Corp.

On September 19, 2017, in conjunction with the closing of the Acquisition, we sold 15 units of securities (the “Units”) in a private placement offering (the “September 2017 Offering”), at a purchase price of $10,000 per Unit (the “Unit Offering Price”), each Unit consisting of (i) one 12% senior secured convertible promissory note (the “Note”) in the face (principal) amount of $10,000 and (ii) one warrant (the “Warrant”) exercisable for a period of five years representing the right to purchase Thirty Three Thousand Three Hundred Thirty Four (33,334) shares of Common Stock.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Acquisition will be replaced with the historical financial statements of SAPL, prior to the Acquisition, in all future filings with the SEC.

Unless otherwise indicated, references to share amounts in this report give retroactive effect to the 60:1 Reverse Split.

Prior to the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Acquisition, we ceased to be a “shell company”.

The issuance of shares of our common stock in the Acquisition was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act.

On November 9, 2017 we entered into a Securities Purchase Agreement with two persons, pursuant to which be sold (i) convertible promissory notes dated November 9, 2017 in the aggregate principal amount of $108,000 due on November 9, 2018, (ii) three-year Class A Warrants to purchase up to an aggregate of 102,858 shares of our common stock (subject to adjustment) at an initial exercise price of $6.00 per share (subject to adjustment), and (iii) three-year Class B Warrants to purchase up to an aggregate of 800,000 shares of our common stock (subject to adjustment) at an initial exercise price of $7.50 per share (subject to adjustment).

On December 19, 2017 we entered into a Securities Purchase Agreement with one person pursuant to which we sold a convertible promissory note in the principal amount of $112,500 due on August 20, 2018.

On January 9, 2018 we entered into a Securities Purchase Agreement dated December 19, 2017 with one person pursuant to which we sold a convertible promissory note in the principal amount of $83,500 due on December 19,2018.

The terms of the securities sold in our November 9, 2017, December 19, 2017, and January 9, 2018, offerings, including the anti-dilution provisions applicable thereto, are described in greater detail under the headings “Description of Capital Stock” and “Description of the Acquisition, the Offerings and Related Transactions.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, or Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through December 31, 2018. If certain events occur prior to December 31, 2018, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company prior to December 31 2018.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of certain of the reduced disclosure obligations regarding executive compensation in this registration statement and may elect to take advantage of other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have irrevocably elected not to avail ourselves of this extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Our Corporate Information

Our corporate headquarters are located at Level 27, Rialto Tower, 525 Collins Street, Melbourne, Victoria, Australia 3000 and our telephone number is +61-3-2859440. Our filings with the Securities Exchange Commission, or SEC, are available free of charge through the SEC website.

THE OFFERING

Common stock offered by selling stockholders
12,441,726 shares (including 1,402,868 shares of common stock issuable upon the exercise of warrants to purchase common stock held by certain selling stockholders, 378,616 shares of common stock issuable upon the conversion of promissory notes held by certain selling stockholders and up to 5.294.677 shares of common stock issuable pursuant to the anti-dilution provisions applicable to the shares which may become issuable in connection with the warrants and promissory notes referenced above.)

Common stock outstanding	49,558,334 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

Offering price OTC Pink market symbol	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. SINC

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for our shares	There is a limited market for our securities and an active market may never develop.

The number of shares of common stock outstanding is based on an aggregate of 49,558,334 shares outstanding as of February 21, 2018, and excludes:

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1,402,868 shares of common stock issuable upon the exercise of warrants to purchase common stock outstanding as of February 21, 2018;

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Approximately 378,616 shares of common stock presently issuable upon the conversion of $454,000 in principal amount of promissory notes together with any shares of common stock issuable upon the conversion of accrued interest dueon for notes;

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shares of common stock which may become issuable in the future pursuant to the anti-dilution provisions applicable to the warrants and notes described above; and

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62,074 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan, or the 2013 Plan.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the other information set forth in this Prospectus, you should carefully consider the factors discussed below when considering an investment in our Common Stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our Common Stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

RISKS RELATED TO OUR BUSINESS

Uncertain global economic conditions could to have an adverse effect on our consolidated financial condition and results of operations.

Uncertain global economic conditions may have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns may adversely impact some of our end-users and customers, such as food processors, distributors, supermarket retailers, other retailers, business service contractors and other end-users that are particularly sensitive to business and consumer spending. During economic downturns or recessions, there can be a heightened competition for sales and increased pressure to reduce selling prices as our customers may reduce their volume of purchases from us. If we lose significant sales volume or reduce selling prices significantly, there could be a negative impact on our consolidated financial condition or results of operations, profitability and cash flows.

The global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations.

We manufacture and sell our products in several countries subjecting us to the risks inherent in foreign operations. Economic uncertainty in some of the geographic regions in which we operate, including developing regions, could result in the disruption of commerce and negatively impact cash flows from our product sales in those areas.

Risks inherent in our international operations include:

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foreign currency exchange controls and tax rates;

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foreign currency exchange rate fluctuations, including devaluations;

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the potential for changes in regional and local economic conditions, including local inflationary pressures;

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restrictive governmental actions such as those on transfer or repatriation of funds and trade protection matters, including antidumping duties, tariffs, embargoes and prohibitions or restrictions on acquisitions or joint ventures;

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changes in laws and regulations, including laws and policies affecting trade and foreign investment;

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the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

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more expansive legal rights of foreign unions or works councils;

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changes in labor conditions and difficulties in staffing and managing international operations;

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import and export delays caused, for example, by an extended strike at the port of entry, could cause a delay in our supply chain operations;

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social plans that prohibit or increase the cost of certain restructuring actions;

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the potential for nationalization of enterprises or facilities; and

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unsettled political conditions and possible terrorist attacks

These and other factors may have material adverse effect on our operations and, consequently, on our consolidated financial condition or results of operations.

Political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows.

We are exposed to risks inherent in doing business in each of the countries or regions in which we or our customers or suppliers operate including civil unrest, acts of terrorism, sabotage, epidemics, force majeure, war or other armed conflict and related government actions, including sanctions/embargoes, the deprivation of contract rights, the inability to obtain or retain licenses or permits required to operate facilities or import or export goods or raw materials, the expropriation or nationalization of our assets, and restrictions on travel, payments or the movement of funds.

Raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins.

Our third party manufacturers use petrochemical-based raw materials to manufacture many of our products. The prices for these raw materials are cyclical, and increases in market demand or fluctuations in the global trade for petrochemical- based raw materials and energy could increase our costs. In addition, the prices of many of the other key raw materials used in our businesses, such as phosphates, surfactants, polymers and resins and fragrances, are cyclical based on numerous supply and demand factors that are beyond our control. If we are unable to minimize the effects of increased raw material costs our business, consolidated financial condition or results of operations may be materially adversely affected.

We experience competition in the markets for our products and services and in the geographic areas in which we operate.

Our packaging products compete with similar products made by competitors and with a number of other types of materials or products. We compete on the basis of performance characteristics of our products, as well as service, price and innovations in technology. A number of competing domestic and foreign companies are well-established.

Our inability to maintain a competitive advantage could result in lower prices or lower sales volumes for our products. Additionally, we may not successfully implement our pricing actions. These factors may have an adverse impact on our consolidated financial condition or results of operations.

Manufacturing risks, including risks related to manufacturing in China, may adversely affect our ability to manufacture our products and could reduce our gross margin and our profitability.

Our business strategy depends on the ability of our third party manufacturers to manufacture our current and future products in sufficient quantities and on a timely basis so as to meet customer demand, while adhering to product quality standards, complying with regulatory requirements and managing manufacturing costs. We are subject to numerous risks relating to the manufacturing capabilities of such third parties manufacturers including:

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quality or reliability defects in product components that are sourced from third-party suppliers;

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their inability to secure product components in a timely manner, in sufficient quantities or on commercially reasonable terms;

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their failure to increase production of products to meet demand;

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their inability to modify production lines to enable them to efficiently produce future products or implement changes in current products in response to regulatory requirements;

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difficulty identifying and qualifying alternative suppliers for components in a timely manner; and

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potential damage to or destruction of manufacturing equipment or manufacturing facilities.

In addition, we rely on our primary contract manufacturer, Changzhou Sincerity Plastics and Chemicals Technology Ltd. (“Sincerity China”), in Changzhou China, as well as other Chinese manufacturers to manufacture our products. As a result, our business is subject to risks associated with doing business in China, including:

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trade protection measures, such as tariff increases, and import and export licensing and control requirements;

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potentially negative consequences from changes in tax laws;

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difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;

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historically lower protection of intellectual property rights;

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unexpected or unfavorable changes in regulatory requirements; and

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changes and volatility in currency exchange rates.

We may enter into strategic collaborations or alliances with third parties that may not result in the development of commercially viable products or the generation of significant future revenue.

In the ordinary course of our business, we may enter into strategic collaborations or alliances to develop product candidates and to pursue new markets. Proposing, negotiating and implementing strategic collaborations or alliances may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenue and could be terminated prior to developing any products.

Additionally, we may not be in a position to exercise sole decision making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. We have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration that would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

We may seek to grow our business through acquisitions of complementary products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could impair our ability to execute our business strategies.

From time to time, we may consider opportunities to acquire other products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including:

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problems assimilating the acquired products or technologies;

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issues maintaining uniform standards, procedures, controls and policies;

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unanticipated costs associated with acquisitions;

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diversion of management’s attention from our existing business;

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risks associated with entering new markets in which we have limited or no experience; and

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increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters.

We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired products or technologies. Our inability to integrate any acquired products or technologies effectively could impair our ability to execute our business strategies.

Our future capital needs are uncertain and we may need to raise additional funds in the future, and these funds may not be available on acceptable terms or at all.

We believe that our cash flow from operations and cash on hand, together with the net proceeds from recent financings, will be sufficient to satisfy our liquidity requirements for at least the next six months from the date of this Prospectus. The expected growth of our business will significantly increase our expenses. In addition, the amount of our future product sales is difficult to predict and actual sales may not be in line with our forecasts. As a result, we believe that we may need to raise additional capital, which may not be available on reasonable terms, if at all. Our future capital requirements will depend on many factors, including:

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the revenue generated by our current products and any future product candidates that we may develop and commercialize;

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the costs associated with expanding our sales capabilities;

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the costs associated with developing and commercializing our proposed products or technologies,

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the costs of obtaining and maintaining regulatory clearance or approval for our current or future products;

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the costs of ongoing compliance and regulatory requirements;

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expenses we incur in connection with potential litigation or governmental investigations;

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anticipated or unanticipated capital expenditures; and

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unanticipated general and administrative expenses.

As a result of these and other factors, we do not know the extent to which we may be required to raise additional capital from public or private offerings of our capital stock, borrowings under credit lines or other sources. If we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders.

If we are unable to raise additional capital, we may not be able to expand our sales and marketing infrastructure, enhance our current products or develop new products, take advantage of future opportunities, or respond to competitive pressures, changes in supplier relationships, or unanticipated changes in customer demand. Any of these events could adversely affect our ability to achieve our strategic objectives and impact our ability to continue as a going concern.

We may not be able to develop new products to keep pace with our industry’s rapidly changing technology and customer requirements.

Our industry is characterized by rapid technological changes, new product introductions and enhancements and evolving industry standards. Our business prospects depend on our ability to develop new products and applications in new markets that develop as a result of technological and scientific advances. New technologies, techniques or products could emerge that might offer better combinations of price and performance than ours. The market for our products is characterized by innovation and advancement in technology. It is important that we anticipate changes in technology and market demand and successfully introduce new, enhanced and competitive technologies to meet our customers’ needs on a timely and cost-effective basis. If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed. If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed. We work closely with Sincerity China to provide the technological and product support that drives our business. If, for any reason, we were to become unable to access such technological and product support from Sincerity China, our ability to innovate and provide effective product solutions on behalf of our customers would be negatively impacted, with a deleterious effect on our revenue and profit from operations.

We face competition from numerous companies, many of whom have greater resources than we do.

The market for high performance synthetic polymer and other packaging materials is characterized by intense competition and pricing pressure. We compete with a number of existing packaging companies. Many of these competitors are large, well-capitalized companies with significantly greater market share and resources than we have. As a result, these companies may be better positioned than we are to spend more aggressively on marketing, sales, intellectual property and other product initiatives and research and development activities.

Our current competitors or other potential competitors may develop new products for the packaging industry at any time. In addition, competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. If we are unable to develop products that compete effectively against the products of existing or future competitors, our future revenue could be negatively impacted. Some of our competitors may compete by changing their pricing model or by lowering the price of their products. If these competitors’ pricing techniques are effective, it could result in downward pressure on the price of all packaging products. If we are unable to maintain or increase our selling prices in the face of competition, we may not improve our gross margins.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions could also result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could harm our financial condition and results of operations. We may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

To finance any acquisitions or joint ventures, we may choose to issue Common Stock as consideration, which could dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Common Stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

Our revenues are derived from the sale of our products to a small number of customers. The loss of any such customers would adversely affect our financial results.

During the year ended December 31, 2017, our products were sold to three customers, one of which accounted for approximately 85% of our sales. The loss of any of these customers, particularly our primary customer, without comparable replacements, would adversely affect our financial results.

Risks Related to Our Reliance on Third Parties

We outsource the manufacturing of our products and rely on a limited number of third-parties for the manufacture of our products. We may not be able to find replacements or immediately transition to alternative manufacturers.

We rely on a limited number of parties for the manufacture of our products. These manufacturers, and any of our other manufacturers, may be unwilling or unable to supply product to us reliably and at the levels we anticipate or are required by the market. For us to be successful, our manufacturers must be able to provide us with products and components in substantial quantities, in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. An interruption in our commercial operations could occur if we encounter delays or difficulties in securing these components, and if we cannot then obtain an acceptable substitute. Any such interruption could harm our reputation, business, financial condition and results of operations.

If we are required to change the manufacturer of a particular product, we will be required to verify that the new manufacturer maintains facilities, procedures and operations that comply with our quality and applicable regulatory requirements, which could further impede our ability to manufacture our products in a timely manner. Transition to a new manufacturer could be time-consuming and expensive, may result in interruptions in our operations and product delivery, and could affect the performance specifications of our products.

We cannot assure you that we will be able to secure alternative manufacturers without experiencing interruptions in our workflow. If we should encounter delays or difficulties in securing, reconfiguring or revalidating the products we require our reputation, business, financial condition and results of operations could be negatively impacted.

The manufacturing operations of our third-party manufacturers are dependent upon third-party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.

The raw materials needed for most of our products are generally available to our third party manufacturers from multiple sources in sufficient qualities. However, a supply interruption or an increase in demand beyond a current suppliers’ capabilities could harm their ability to manufacture our products until new sources of supply are identified and qualified. Their reliance on these suppliers subjects us to a number of risks that could harm our business, including:

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interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

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delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

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a lack of long-term supply arrangements for key components with suppliers;

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inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

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difficulty and cost associated with locating and qualifying alternative suppliers for components in a timely manner;

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production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

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delay in delivery due to our suppliers prioritizing other customer orders over ours;

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damage to our brand reputation caused by defective components produced by suppliers; and

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fluctuation in delivery by our suppliers due to changes in demand from our or their other customers.

Any interruption in the supply of components or materials, or our third party manufacturers inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers, which would have an adverse effect on our business.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our anticipated future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure. We may not be able to maintain the quality of our products or satisfy customer demand as it grows. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. We may implement new enterprise software systems in a number of areas affecting a broad range of business processes and functional areas. The time and resources required to implement these new systems is uncertain and failure to complete this in a timely and efficient manner could harm our business.

If we are unable to support demand for our existing products and our future products, including ensuring that we have adequate resources to meet increased demand, our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for manufacturing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Chief Executive Officer, Chief Financial Officer or Chief Operating Officer or our inability to attract and retain highly skilled personnel could negatively impact our business.

Our success depends on the skills, experience and performance of our President and Chief Executive Officer, Zhang Yiwen, our Secretary and Chief Financial Officer, Nils Ollquist, and our Chief Operating Officer, Simon Rees. The individual and collective efforts of these employees will be important as we continue to develop our business and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. Our executive officers do not presently have employment agreements.

Our future operations will depend, in part, on our ability to attract and retain highly skilled employees. We may not be able to attract or retain qualified employees in the future due to the competition for qualified personnel among our competitors. Recruiting and retention difficulties can limit our ability to support our current operations and anticipated future growth programs. All of our employees are and will be at-will, which means that either we or the employee may terminate his or her employment at any time.

Risks Related to Ownership of Our Common Stock

There is currently a limited market for our Common Stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our Common Stock at times and prices that you believe are appropriate.

Our Common Stock is not listed on a national securities exchange or any other exchange, and is presently quoted on the OTC Pink Market. There is no active trading market for our Common Stock and our Common Stock may never be included for trading on any stock exchange. Accordingly, our Common Stock is highly illiquid and you may experience difficulty in re-selling shares of our Common Stock at times and prices that you may desire.

The designation of our Common Stock as a “penny stock” may limit the liquidity of our Common Stock.

Our Common Stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a Common Stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our Common Stock in the future and stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

The market price of our Common Stock may be highly volatile, and may be influenced by numerous factors, some of which are beyond our control.

If an active market for our Common Stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to meet our growth projections and expectations, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our business and the business of others in our industry. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons related and unrelated to their operating performance and could have the same effect on our Common Stock. The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

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regulatory actions with respect to our products or our competitors’ products;

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actual or anticipated fluctuations in our financial condition and operating results;

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publication of research reports by securities analysts about us or our competitors or our industry;

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our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

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additions and departures of key personnel;

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strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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the passage of legislation or other regulatory developments affecting us or our industry;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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sales of our Common Stock by us, our insiders or our other stockholders;

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speculation in the press or investment community;

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announcement or expectation of additional financing efforts;

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changes in accounting principles;

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terrorist acts, acts of war or periods of widespread civil unrest;

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natural disasters and other calamities; and

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changes in general market and economic conditions.

Our principal stockholders and management own a significant percentage of our stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of February 21, 2018, our executive officers, directors and principal (5% or greater) stockholders, together with their respective affiliates, owned approximately 95% of our Common Stock. Accordingly, these stockholders will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management and/or the board of directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our Common Stock.

The shares of Common Stock issued in the Acquisition are and the shares of Common Stock underlying the Notes and Warrants sold in our September 2017, November 2017, December 2017 and January 2018 Offerings will be “restricted securities” and, as such, may not be sold except in limited circumstances.

None of the shares of Common Stock issued in the Acquisition or issuable upon the exercise of the Warrants (the “Warrant Shares”) or conversion of the Notes (the “Conversion Shares”) sold in our September 2017, November 2017, December 2017 and January 2018 Offerings have been registered under the Securities Act of 1933, as amended, or the Securities Act, or registered or qualified under any state securities laws. The shares of Common Stock issued in the Acquisition and the shares underlying the Notes and Warrants sold in our September 2017, November 2017, December 2017 and January 2018 Offerings were sold and/or issued pursuant to exemptions contained in and under those laws. Accordingly, such shares of Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act and must, therefore, be held indefinitely unless registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws. The certificates representing the shares of Common Stock issued in the Acquisition and issuable upon exercise of Warrants or conversion of Notes sold in our September 2017, November 2017, December 2017 and January 2018 Offerings reflect or will reflect their restricted status.

We have agreed to register the shares of Common Stock underlying the Notes and Warrants issued in our September 2017, November 2017, December 2017 and January 2018 Offerings, the shares of Common Stock held by certain pre-Acquisition stockholders and certain other shares. There can be no assurance, however, that the SEC will declare the registration statement effective, thereby enabling such shares of Common Stock to be freely tradable. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months will not immediately apply to our Common Stock because we were designated as a “shell company” under SEC regulations immediately prior to the Acquisition. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe the requirement to file Form 10 information was satisfied by our filing of a Current Report on Form 8-K on September 25, 2017. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, the restrictive legends on crtificates for the shares of Common Stock issued in the Acquisition and issuable pursuant to our September 2017, November 2017, December 2017 and January 2018 Offerings cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

We are registering an aggregate of 12,441,726 shares of common stock for resale including 378,616 shares issuable upon the conversion of outstanding notes, 1,402,868 shares issuable upon the exercise of outstanding warrants and up to 5,294,677 shares that may become issuable pursuant to the anti-dilution provisions contained in such notes and warrants. The sale of such shares could depress the market price for our common stock.

We are registering the resale of an aggregate of 12,441,726 shares of common stock under the Registration Statement of which this prospectus forms a part including 1,402,868 shares issuable upon the exercise of outstanding warrants, 378,616 shares issuable upon the conversion of outstanding notes and up to 5,294,677 shares that may become issuable pursuant to the anti-dilution provisions contained in such notes and warrants. We intend to repay all of such notes prior to any conversions thereunder but no assurance can be given that this will prove to be the case. The sale of these shares into the public market by the selling stockholders could depress the market price for our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because our Common Stock is not listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of our company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

If we fail to implement and maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), subject to certain exceptions. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and to obtain attestations of the effectiveness of internal controls by independent auditors. However, as discussed in detail below, as an emerging growth company and a smaller reporting company, we are not required to obtain an auditor attestation. As a private company, Sincerity Australia Pty Ltd. was not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures consistent with those of a public company. Our management team and board of directors will need to devote significant efforts to implementing and maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff. Any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on the tradability of our Common Stock, which in turn would negatively impact our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We currently have a small team with primary responsibility for performing most of our accounting and financial reporting duties. As a result, certain aspects of internal accounting control which require adequate segregation of duties are missing. We believe we do not currently have sufficient accounting and supervisory personnel with the appropriate level of technical accounting experience and training necessary or adequate accounting policies, processes and procedures, particularly in the areas of revenue recognition, equity related transactions and other complex, judgmental areas for U.S. generally accepted accounting principles, or GAAP, financial reporting and SEC reporting purposes and consequently, we must rely on third party consultants. These deficiencies represent a material weakness (as defined under the Exchange Act) in our internal control over financial reporting in both design and operation. We may identify additional material weaknesses in the future. Under the Exchange Act, a material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. We are currently developing a plan to design, review, implement and refine internal control over financial reporting. However, we may identify deficiencies and weaknesses or fail to remediate previously identified deficiencies in our internal controls. If material weaknesses or deficiencies in our internal controls exist and go undetected or unremediated, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our common stock to decline.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions and we have not yet adopted most of these measures. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Acquisition, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the September 25, 2017 date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. We are currently subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed thereunder. Unless we register their shares of common stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock until September 25, 2018 before they are eligible to sell those shares, and even after Sept 25, 2018, sales may not be made under Rule 144 unless we and the stockholders who plan to sell such shares are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our existing stockholders. We are authorized to issue an aggregate of 290 million shares of common stock and 10 million shares of “blank check” preferred stock. We may issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts. The shares underlying the Notes and Warrants issued in our September 2017, November 2017, December 2017 and January 2018 Offerings are subject to anti-dilution protection which could further dilute our existing stockholders.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our products or for other purposes. Any equity financing may have a significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

You should not rely on an investment in our Common Stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our Common Stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Business,” contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

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the implementation of our strategic plans for our business and products;

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our ability to maintain and establish collaborations;

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our ability to expand through strategic acquisitions and internal growth;

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our financial performance;

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developments relating to our competitors and our industry, including the impact of government regulations;

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estimates of our expenses, future revenues, capital requirements and or needs for additional financing; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable.

DESCRIPTION OF THE ACQUISITION, THE OFFERINGS AND RELATED TRANSACTIONS

The Acquisition

On June 5, 2017, we entered into an Acquisition Agreement with SAPL and the SAPL Shareholder. On July 7, 2017, July 21, 2017, August 15, 2017, August 23, 2017, September 1, 2017 and September 15, 2017 we executed amendments to the Acquisition Agreement to extend the date by which the Acquisition contemplated thereunder could be completed without terminating the Agreement. Pursuant to the terms of the Acquisition Agreement, on September 19, 2017, (the “Closing Date”), we acquired all of SAPL’s outstanding capital stock and SAPL thus became our wholly-owned subsidiary.

Pursuant to the Acquisition, we acquired the business of SAPL. See “Description of Business” below.

At the effective time of the Acquisition, or the Effective Time, we acquired 10,000 Ordinary Shares of SAPL, the only capital stock or securities of SAPL then outstanding, from the SAPL shareholder in exchange for the 45,211,047 shares of our Common Stock constituting the Acquisition Shares.

The Acquisition Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Acquisition was treated as a recapitalization and reverse acquisition for our company for financial reporting purposes. SAPL is considered the acquirer for accounting purposes, and our historical financial statements before the Acquisition will be replaced with the historical financial statements of SAPL before the Acquisition in future filings with the SEC. The Acquisition is intended to be treated as a tax-free reorganization under Section 351(a) of the Internal Revenue Code of 1986, as amended.

 The issuance of shares of our Common Stock to the SAPL Shareholder in connection with the Acquisition was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the Securities and Exchange Commission, or the SEC, under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and are subject to further contractual restrictions on transfer as described below.

The Acquisition Agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All descriptions of the Acquisition Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

The September 2017, November 2017, December 2017 and January 2018 Offerings

September 2017 Offering
In conjunction with the closing of the Acquisition, we held a closing of our September 2017 Offering in which we sold 15 Units, at a purchase price of $10,000 per Unit or an aggregate of $150,000. Each Unit consists of (1) one 12% senior secured convertible promissory note (the “Note”) of the Company in the face (principal) amount of $10,000 and; (ii) one warrant (the “Warrant”) exercisable for a period of five years representing the right to purchase Thirty-Three Thousand Three Hundred Thirty-Four (33,334) shares of Common Stock. For a more detailed discussion of the principal term of the Notes and Warrants issued in the September 2017 Offering, see “Description of Securities” below.

The September 2017 Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC thereunder. The Units in the 2017 Offering were sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis.

The closing under the September 2017 Offering was conditioned on the closing of the Acquisition.

November 2017 Offering
On November 9, 2017 we entered into a Securities Purchase Agreement (“SPA”) with Emunah Funding, LLC (“Emunah”) and Fourth Man, LLC (“Fourth Man”), Emunah and Fourth Man hereinafter being collectively referred to as the “Purchasers,” pursuant to which we issued and sold to the Purchasers convertible promissory notes, dated November 9, 2017, in the aggregate principal amount of $108,000 (the “Notes”). The Notes were subject to an 8% original issue discount resulting in an aggregate purchase price to the Purchasers of $100,000. Pursuant to the SPA, we also issued three year warrants (the “Warrants) to the Purchasers, dated November 9, 2017, consisting of Class A Warrants to purchase up to an aggregate of 102,858 shares (subject to adjustment) of our common stock at an initial exercise price of $6.00 per share and Class B Warrants to purchase up to an aggregate of 800,000 shares (subject to adjustment) of our common stock at an initial exercise price of $7.50 per share. The Class A Warrants and Class B Warrants are hereinafter referred to as the “Warrants”. The SPA provides for us to register the shares issuable upon conversion of the Notes and the exercise of the Warrants.

The outstanding principal balance of the Notes, including accrued interest then due thereon, can be prepaid by us, in whole or in part, at any time during the 179-day period following November 9, 2017, upon five business days prior written notice, at a premium of 118%. Commencing on February 9, 2018 and monthly thereafter we are required to pay all accrued interest then due on the Notes together with 15% of the original principal amount of the Notes. The Notes are convertible at any time commencing 170 days after November 9, 2017 at 75% of the lowest trading price for our common stock during the 20 trading days ending on the last trading day prior to the conversion date. We are required to initially reserve 2,000,000 shares of our common stock to cover Note conversions and Warrant exercises. We are also required to cause our transfer agent to issue and transfer shares to the holders of the Notes within five trading days of our receipt of a conversation notice. If we fail to deliver certificates within the required delivery period, the converting holder has the right to rescind such conversion and we will be required to pay liquidated damages to such holders. Such delivery failure may also subject us to the buy-in liability. The conversion price of the Notes is subject to customary adjustments for stock splits and stock dividends, subsequent rights offerings, pro rata shareholder distributions and fundamental transactions. The conversion price is also subject to full ratchet anti-dilution protection triggered by sales of our common stock or common stock equivalents, excluding Exempt Issuances, as such term is defined therein, during the term of the Notes, at a price below the conversion price in effect at the time of issuance. The Notes also contain negative covenants which restrict our ability to enter into certain transactions or take certain actions while the Notes are outstanding without the prior written consent of the holders of the Notes. If an Event of Default, Fundamental Transaction or Change of Control Transaction, as such terms are defined in the Notes, occurs, the outstanding principal amount of the Notes, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, becomes, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount, as such term is defined in the Notes. Commencing on the maturity date of the Notes, if the Notes have not been repaid by such date, or five days after the occurrence of an Event of Default, interest on the Notes accrues at the rate of 24% per annum or the maximum rate permitted under applicable law. The Notes contain customary Events of Default including, but not limited to, (i) the failure to pay principal, interest or liquidated damages when due; (ii) breach of Note covenants or agreements; (iii) breach of representation or warranties made in the Notes or other transaction documents; (iv) bankruptcy events; (v) Change of Control or Fundamental Transactions; (vi) failure to satisfy current public information requirements under Rule 144; (vii) certificate delivery failures; (viii) breaches of material terms of the SPA; (ix) the entry of a monetary judgment, writ or similar final process involving more than $50,000 which remains unvacated, unbonded or unstayed for a period of 90 days; (x) any dissolution, liquidation or winding up of our business; (xi) failure to maintain the listing of our common stock on a trading market; (xii) our effectuation of a reverse stock split without 10 days prior written notice to the holders; (xiii) the required restatement of our financial statements; or (xiv) our default under any of the other Notes.

The Class A Warrants are exercisable on a cashless basis. We are required to deliver certificates upon exercise within 3 trading days of our receipt of all holder deliverables. Failure to do so requires us to pay liquidated damages to the holders and subjects us to potential buy-in liability. The Class A Warrants contain adjustment provisions, including full ratchet anti-dilution rights, which are identical, in all material respects, to those contained in the Notes. The Class B Warrants are identical to the Class A Warrants in all material respects except that they are not exercisable on a cashless basis, they have a higher initial exercise price, are exercisable for more shares than the Class A Warrants and have exercise limitations. The Class B Warrants cannot be exercised absent a default under the Notes. They are not exercisable prior to the 16th day after an Event of Default under the Notes. For every $27 of principal repaid on the Notes prior to an Event of Default or within 15 day of an Event of Default, 200 Warrants exercisable under the holder’s Class B Warrants will be cancelled such that if the entire principal amount and all accrued interest due on a holder’s Note is repaid prior to the 16th day after an Event of Default, all of the Warrants exercisable under the holder’s Class B Warrants will be cancelled and will no longer be exercisable.

Effective January 2, 2018 we entered into a Waiver Agreement with Emunah and Fourth Man pursuant to which we paid an aggregate of $5,000 to Emunah and Fourth Man and agreed to redeem their respective notes dated November 20, 2017 on or before February 28, 2018, and Emunah and Fourth Man agreed to (i) waive any and all reset, ratchet and most favored nation rights that they may have resulting from our December 19, 2017 loan transactions with them; and (ii) to waive any defaults arising under such loan transaction documents, with respect to any action or inaction by us during the period ending February 28, 2018. In the event we default on our obligations under the Waiver Agreement, the waiver shall be null and void and all rights waived by Emunah and Fourth Man shall be reinstated. In all events, the waiver does not impact the consequences of actions taken by us subsequent to February 28, 2018.

December 2017 Offering

On December 19, 2017 we entered into a Securities Purchase Agreement (“SPA”) with Auctus Fund, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated November 20, 2017, in the principal amount of $112,500 (the “Note”). In connection with the foregoing, we also entered into a Registration Rights Agreement with the Purchaser dated November 20, 2017 (the “Registration Rights Agreement”). Effective as of December 19, 2017 we also entered into Amendment No. 1 to the SPA which provides that the SPA, Note and Registration Rights Agreement shall each be deemed to be dated December 19, 2017, the closing date of the transaction.

The Note, which is due on August 20, 2018, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) the lowest trading price for our common stock during the 25 trading days prior to the issuance date of the Note, or (ii) a 50% discount to the lowest trading price for our common stock during the 25 trading day period immediately prior to conversion.

The conversion price discount will increase by 10% should we no longer be DWAC eligible; increased by 15% if we experience a DTC "chill" on our shares; and if both no longer DWAC eligible and a DTC chill the discount will be increased by 25%. The discount increases an additional 30% if we cease to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended, or if we fail to deliver free trading stock to the Purchaser upon a conversion of the Note after 181 days from the issuance date of the Note. Further, our failure to timely deliver shares to the Purchaser upon conversion will result in a payment to Purchaser of $2,000 in cash per day.

We have the right to prepay the Note within 90 days of the issuance date at a premium of 135% of all amounts owed to Purchaser and at a premium of 150% if prepaid more than 90 but less than 180 days following the issuance date. We have no right to prepay the Note more than 180 days after the issuance date.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the Registration Rights Agreement, we are required to register the shares into which the Note is converted.

January 2018 Offering

On January 9, 2018 we entered into a Securities Purchase Agreement (“SPA”) dated December 19,2017 with EMA Financial, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated December 19,2017 in the principal amount of $83,500 (the “Note”). In connection with the foregoing, we also entered into a Registration Rights Agreement with the Purchaser dated December 19, 2017 (the “Registration Rights Agreement”).On January 17,2018 we received an acknowledgement letter from Purchaser confirming that all timelines within the transaction documents , to the extent not already providing for such, would run from the January 9,2018 closing date.

The Note, which is due on December 19,2018, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion.

The conversion price discount will increase should we not be DWAC eligible; if we experience a DTC "chill" on our shares; if our market price falls below $1.00 per share; if we cease to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended, or if we fail to deliver free trading stock to the Purchaser upon a conversion of the Note after 181 days from the issuance date of the Note. Further, our failure to timely deliver shares to the Purchaser upon conversion will result in a payment to Purchaser of $1,000 in cash per day.

We have the right to prepay the Note within 90 days of the closing date at a premium of 135% of all amounts owed to Purchaser and at a premium of 150% if prepaid more than 90 but less than 180 days following the closing date. We have no right to prepay the Note more than 180 days after the closing date.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us.

Registration Rights

In connection with the Acquisition and the September 2017, November 2017, December 2017 and January 2018 Offerings, we granted registration rights to the purchasers of our securities in such Offerings and certain of our pre-Acquisition Stockholders. The registration rights subject us to penalties and damages, in varying degrees, if we fail to file the registration statement, have it declared effective and maintain its effectiveness under certain timelines and conditions. Certain of the conditions have been waived, to some extent, by certain beneficiaries of such provisions. Certain of the registration obligations require that the registration statement be kept effective until the earlier of the date on which (i) the selling stockholders can sell all of their securities covered by the registration statement under Rule 144, without restriction; or (ii) all of the securities registered on behalf of the seller stockholder have been sold.

We must comply with the informational requirements of Rule 144 so long as any shares of Common Stock issued in the Offering are subject to Rule 144, regardless of whether we are subject to filing requirements under the Exchange Act.

We will pay all expenses in connection with our registration obligations, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

Directors and Officers

Our board of directors is authorized to consist of, and currently consists of, four members. Zhang Yiwen (Chairman), Nils Ollquist, Zhang Leping and Fan Yang. Zhang Yiwen, Zhang Leping and Nils Ollquist were each appointed upon the closing of the Acquisition. Fan Yang was appointed on February 5, 2018.

Zhang Yiwen serves as our President and Chief Executive Officer, Nils Ollquist as our Chief Financial Officer and Secretary, Praba Ganeshan as our Treasurer and Simon Rees as our Chief Operating Officer, each of whom as appointed upon the closing of the Acquisition. Zhang Yiwen is our principal executive officer and Nils Ollquist is our principal financial and accounting officer for SEC reporting purposes. See “Management-Directors and Executive Officers” below for information about our directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the Acquisition, the SAPL Shareholder (the “Restricted Holder”), entered into a lock-up agreement, (the “Lock-Up Agreements”), whereby it is restricted for a period of twenty-four months after the Acquisition, (the “Restricted Period”), from certain sales or dispositions (including pledges) of all of our Common Stock held by (or issuable to) it, such restrictions together referred to as the Lock-Up. The foregoing restrictions do not apply to the resale of shares of Common Stock by the Restricted Holder in any registered secondary offering of equity securities by us (and, if such offering is underwritten, with the written consent of the lead or managing underwriter), or to certain other transfers customarily excepted.

In addition, the Restricted Holder agreed, for a period of 12 months following the Closing Date, that it will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

DESCRIPTION OF OUR BUSINESS

Overview

We are a supplier of technologically advanced plastics and other solutions for the packaging industry and other industries primarily serving major end users and distributors in Australia, Asia and the Middle East. Our products have applications in the areas of packaging, agriculture, automotive and transportation, paint and coating, construction, personal care and hygiene, electronics, pharmaceutical, energy and natural resources, plastics and rubber and leather. Our principal products are high quality, breathable plastic film and modified atmosphere packaging used in the packaging of perishable foods.

In 2016, we established a relationship with the Visyboard Group (“Visy”), a global manufacturer of a wide range of packaging products including corrugated, plastic film and containers and aluminum. Visy has annual sales in excess of US$ 6 billion and operations in the U.S., Europe, Asia and Australia. Visy is Australia’s largest packaging reseller and manufacturer and has 24 plants and facilities in Australia. Visy has traditionally focused on converted packaging and extruded plastics. With increasing consumer attention on fresh food and durables as well as environmental impact of discarded packaging, Visy is seeking to build its market share in the manufacture and supply of fresh food packaging.

Our platform whereby plastic film production lines utilize micro laser technology to adjust the flow of oxygen and other gases to correspond with the different requirements of fresh produce has a significant impact in extending the shelf life of the product, often by several weeks. Shelf life is becoming a critical issue for exporters, wholesalers and most importantly, retailers

In addition to the plastic film business, we expect to increase our supply of extruded plastic pallets for aluminum cans to Visy which operates the largest aluminum recycling business in Australia. We are also serving Visy’s selling agent in the export of up to 100,000 tons per annum of PET plastics from Australia to China for recycling.

We supply Visy with a wide range of products which they distribute through their reseller network directly to end users. This relationship has given us great visibility within the Australian packaging market and is expected to enable us to gain access to the global markets in which Visy currently operates, particularly Asia and the United States. Recent initiatives with other leading packaging distributors in Australia have reinforced our emergence as a market force in this area. Currently, our sourcing, manufacturing and innovative products are being used in many applications. Consequently, we now have the opportunity to go directly to other large customers in the market such as Coles, Woolworth, Amazon USA and, later, to Amazon Australia.

We were founded in Melbourne, Australia in 2005 by our Chairman and CEO, Zhang Yiwen, whose family developed one of China’s leading plastics and applied materials manufacturers, Changzhou Sincerity Plastics and Chemicals Technology Ltd., hereinafter referred to as “Sincerity China”. Neither we nor Zhang Yiwen have any present ownership interests in Sincerity China and the owners of Sincerity China have no present ownership interests in us, although Zhang Leping, the mother of Zhang Yiwen, who is the co-owner of Sincerity China, serves as one of our directors. Sincerity China serves as the principal manufacturer and technological agent for our products.

We serve major end users and distributors in Australia, Asia and the Middle East from a highly focused and competitively structured operational base. Our ability to exclusively access the manufacturing and technological capabilities of Sincerity China is key in efficiently servicing our customer base. The scale and reach of our distribution platform enables us to meet our customers’ needs as they expand their business on a global basis. We believe our exposure to a variety of end markets helps to diversify our business, leverage our technology and our total systems solution model and position us to capitalize on growth opportunities in markets around the world. Our customer base is diverse with key regional distributors covering each industry sector of our distribution platform.

Through our close relationship with Sincerity China, we believe we are a leading innovator in material science, solution formulations, and equipment systems manufacturing technologies, which deliver performance enhancements in our customers’ operations. Our solutions are differentiated by Sincerity China’s proprietary, patented formulations and material technologies, as well as their patents and trademarks. Sincerity China’s research and development strategy is focused on delivering innovative, sustainable solutions that enhance material performance and improve profitability.

We work closely with our customers to identify key performance metrics required from our product platform to tailor individual solutions. We believe this product mentoring approach generates lasting customer loyalty and recurring revenue streams for us.

The inherent stability of the plastics industry combined with our consistent innovation and expansion supports our ability to generate cash flow. We believe we are well positioned to benefit from attractive long-term global growth trends such as an increasing emphasis on material safety, health and hygiene, sustainability, cost competitiveness and performance, to drive additional cash flow generating capabilities.

We utilize a cloud based data generation and storage platform covering every aspect of our business from initiation of order to delivery of product and generation of financial records. This platform provides seamless operation and financial reporting under optimized workflow conditions. By closely working with well-established regional partners, we believe that we can deliver our value added solutions without investing into duplicate distribution channels. Supporting distribution partners instead of competing with them, is a key DNA of our platform, i.e.: to be focused on product, instead of investing into distribution.

Our Strategy

Our objective is to be a leading distributor of high performance plastics and other products across multiple industries. Our business is based on the following principles;

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Supply best value products with high levels of quality, service and technological support;

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Maintain low production costs;

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Enhance the recycling efficiency of plastic packaging materials to maintain environmental integrity;

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Develop and expand strategic customer relationships; and

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Expand through strategic acquisitions and internal growth.

Our products are intended to enable our customers to improve performance, cost competitiveness, sustainability and automation to enhance productivity within their operations by focusing on the following strategic priorities:

Creating, maintaining and extending technological leadership, expertise and sustainability value.

We continue to focus on becoming a knowledge-based, market-driven company centered on offering innovative solutions that enable our customers to meet their sustainability needs while growing their businesses, reducing costs and mitigating risk, including enhancing top line growth and conserving energy, water and other resources while reducing waste in their operations. Our product solution goals align with sustainable sourcing principles and new product development innovation processes, while providing greater transparency of our supply chain.  We enhance our ability to position our product features and benefits using a sustainability lens and leverage these product strengths to differentiate our solutions in the market, with a view to this approach becoming the new business standard in the future.

Better aligning ourselves with the customers, markets and global mega-trends.

As part of our ongoing business portfolio review, we are committed to identifying those customers and markets that offer us the best opportunity to deliver solutions and services that are sufficiently differentiated and valued in the marketplace. In addition, we are committed to aligning our business with key global mega-trends, including e-commerce, infection control and the global movement of food. In particular, we will leverage our strengths to enhance our position with our food and beverage customers and, by doing so, we improve access to a more secure food supply chain.  Our priorities are embodied in our four commitments: enhancing food security, creating healthy and clean environments, conserving natural resources, and driving livelihood programs in the communities where we do business.

Accelerating our penetration and rate of growth in developing regions.

With an international focus and extensive geographic footprint aligned to our growth opportunities, we intend to combine our local market knowledge with our broad portfolio and strengths in innovation and customer service to grow in developing regions. Urbanization, global trade, increased protein consumption and the ongoing conversion to safer and hygienically packaged foods and goods are key secular trends that underpin our confidence in our ability to grow rapidly in these parts of the world.

Focusing on cash flow generation and improved return on assets.

We are focused on generating substantial operating cash flow from our existing business so that we can continue to invest in new products and technologies, deleverage our balance sheet and support growth in our share price. We believe our ongoing process of critically analyzing our business portfolio and reallocating technical, human, and capital resources to the most promising market sectors from those sectors that are less strategic or have a lower level of financial performance will enhance our free cash flow generation performance and result in a higher return on assets, thus improving shareholder value.

Optimizing our cost base and operations to maximize efficiency and profitability.

The size and scale of our global operations affords us a continuing opportunity to derive greater supply chain efficiencies by leveraging our purchasing power, optimizing our manufacturing and logistics footprint, improving our internal operations and processes, and reducing complexity and cost. In addition to reducing the cost of our supply chain operations, we continue to focus on adapting the cost structure of our customer facing and back-office operations to the appropriate level required to adequately support our external customer base and run the business effectively. We also have sustainability goals to reduce the environmental impact of our global operations and deliver operational excellence while upholding the highest ethical standards in our business practices.

Developing our people.

We recognize that a core strength of our business will be our people. Therefore, we intend to invest in the development of key skills in a diverse workforce while improving our ability to attract and retain new employees who are motivated by our company vision and the positive impact they can have on the world.

Our Plan of Operation

During 2018, our management intends to continue with the strategic direction of further vertical integration. Management intends to develop projects that will fit our business and dove tail into existing business, strengthening product offerings and opening up new high value markets. Our plan includes the following:

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Engage in strategic acquisitions. We intend to expand through internal growth and strategic acquisitions. Among other acquisitions, we intend to acquire Sincerity China with shares of our Common Stock. Sincerity China has operated for more than 15 years and maintains onsite laboratories with research and development relationships with leading Chinese universities, including Sichuan University and Nanjing University. At this time, there are no agreements between us and Sincerity China respecting such an acquisition or the specific terms thereof and no assurances can be given that we will successfully negotiate and complete such acquisitions. We also intend to acquire Xiangli Anti-Static Decorative Material Co., Ltd. (“Xiangli”), a Chinese manufacturer of specialty raised flooring systems, through a combination of cash and stock. We entered into a non-binding Letter of Intent with Xiangli in February 2018, but no assurances can be given as to whether such acquisition will be completed.

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Leverage the value adding packaging technologies of our products, such as breathable film and ventilated stretch film. We believe that such products provide an innovation edge over the competition, resulting in higher margins and more demand for final products. Rapid growth in demand from fresh fruit and vegetable packaging has already started to manifest through our relationship with Visy and will also allow us to push the benefits of these new products to the Asian market.

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Expand our relationship with Visy. With a number of existing lines and joint project development initiatives, we have already established a solid base to work with Visy. Our short-term goal is providing value added service within VBM Australia, and expanding to other Visy divisions such as Visy Logistics, Visy Recycling, Visy Plastics, Visy Aluminum etc. Our long-term goal is to seek further opportunities with Visy’s parent, Pratt Industries, to support Pratt’s significant position in the US market.

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Further develop and expand our recycling capabilities. As the dominant player in the Australian recycling market, Visy currently exports approximately 4,500 containers of recyclable paper, plastics and glass per month. We have been offered the opportunity, through our extensive relationships with China based recycling groups, to process all of this recyclable materials

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Setup focused and dedicated operations in China and USA. This will enable us to develop global market opportunities in our core business.

Competition

Competition for most of our packaging products is based primarily on packaging performance characteristics, service and price. There are other companies producing competing products that are well-established. Since competition is also based upon innovations in packaging technology, we rely on third party manufacturers such a Sincerity China, which maintains ongoing research and development programs that to enable us to achieve technological advantages.

There are other manufacturers of packaging products, some of which are companies offering similar products that operate across regions and others that operate in a single region or single country. Competing manufacturers produce a wide variety of food packaging based on plastic, metals and other materials. We believe that we are a competitive supplier of flexible food packaging materials and related systems in the principal geographic areas in which we offer those products.

The global plastics industry is competitive in nature. However, the vast majority of competition in the industry is in the distribution and sale of generic plastics and commodity type packaging products. Our product platform consists primarily of highly engineered formulations or structures to differentiate our focus from our competitors and, more importantly, to deliver innovative solutions to our customers.

Marketing and Distribution

We reach key markets via well established strategic partners. We also maintain direct working relationships with a wide range of customers, both in Australia and internationally. We maintain certain marketing and new business development activities. However, most of our new and existing customers are attracted to our platform by our reputation for technological excellence and high emphasis on research and development as reflected in the quality and effectiveness of our products

Seasonality

Our business operations are not materially impacted by seasonal factors.

Manufacturing

We outsource all of our manufacturing requirements to Sincerity China and other third party manufacturers. To date, such manufacturers have been able to provide us with products in required quantifies in compliance with regulatory requirements, in accordance with agreed upon specifications, at acceptable costs and on a timely basis and we expect that to continue into the foreseeable future.

Supplies and Suppliers

Suppliers provide raw materials, packaging components, contract manufactured goods, equipment and other direct materials. Our principal raw materials are prime polymers and other petrochemical-based resins, as well as chemicals such as caustic soda, solvents, waxes, phosphates, surfactants, chelates, fragrances, paper and wood pulp products. We also purchase corrugated materials, cores for rolls of products such as films and Bubble Wrap ® brand cushioning, inks for printed materials, bag-in-the-box containers, bottles, drums, pails, totes, aerosol cans, caps, triggers, valves, and blowing agents used in the expansion of foam packaging products.

The vast majority of the raw materials required for the manufacture of our products and all components related to our equipment and accessories generally have been readily available on the open market, in most cases are available from several suppliers and are available in amounts sufficient to meet our manufacturing requirements. Natural disasters such as hurricanes, as well as political instability and terrorist activities, may negatively impact the production or delivery capabilities of refineries and natural gas and petrochemical suppliers and suppliers of other raw materials. Due to by-product/co-product chemical relationships to the automotive and housing markets, several materials may become difficult to source. These factors could lead to increased prices for our raw materials, curtailment of supplies and allocation of raw materials by our suppliers.

We have a centralized supply chain organization, which includes centralized management of purchasing and logistic activities. Our objective is to leverage our global scale to achieve purchasing efficiencies and reduce our total delivered cost across all our regions. We do this while adhering to strategic performance metrics and stringent purchasing practices. While we operate in close cooperation with Sincerity China, we maintain a diversified supplier base and, consequently, no single supplier accounts for more than 15% of our throughput.

Government Regulation

Our product manufacturers are subject to various laws, rules and regulations in the countries, jurisdictions and localities in which they operate. These cover the safe storage and use of raw materials and production chemicals; the release of materials into the environment; standards for the treatment, storage and disposal of solid and hazardous wastes; or otherwise relate to the protection of the environment. We believe that all of our product manufacturers are in compliance with current environmental and workplace health and safety laws and regulations.

In some jurisdictions in which our products are sold or used or intended to be sold or used, laws and regulations have been adopted or proposed that seek to regulate, among other things, minimum levels of recycled or reprocessed content and, more generally, the sale or disposal of packaging materials. We together with our third party manufacturers maintain programs designed to comply with these laws and regulations and to monitor their evolution. Various federal, state, local and foreign laws and regulations regulate or will regulate some of our products and require the registration of certain products and compliance with specified requirements. We do not presently sell our products in the United States but expect to do so in the future. In the United States, our sanitizing and disinfecting products must be registered with the U.S. Environmental Protection Agency (“EPA”). We and our third party manufacturers are or will be also subject to various federal, state, local and foreign laws and regulations that regulate products manufactured and sold by us for controlling microbial growth on humans, animals and processed foods. In the U.S., these requirements are generally administered by the U.S. Food and Drug Administration (“FDA”). To date, the cost of complying with product registration requirements has not had a material adverse effect on our business, consolidated financial condition, results of operations or cash flows.

Our emphasis on environmental, health and safety compliance provides us with risk reduction opportunities and cost savings through asset protection and protection of employees.

We also maintain an active recycling presence, both individually and in cooperation with our recycling partners.

Industry

According to global research firm Markets & Markets, the global fresh food packaging industry is currently worth US$ 85 billion and expected to increase to US$ 95 billion by 2020. The global fresh food packaging market is buyer oriented and driven largely by improvements in the shelf life of fresh food. Increased demand for convenience food, combined with increasing buyer awareness of global warming and recyclability is increasingly driving consumer purchase decisions. As a result, global packaging groups are actively seeking improved technologies in plastic film and container manufacturing to achieve extended shelf life to build and improve supply relationships with their retail customers. In a dynamic often associated with the technology industry, large scale players in packaging are actively seeking collaboration and technology transfer with small companies with highly targeted technology to build and expand their product range.

The Australian packaging market is valued at AUD10.5 billion (approximately U.S.$8 billion) in terms of local production. Imported packaging is estimated to be equal to local production, fluctuating yearly based on demand, with an overall average growth of 4.4% year on year. The Australian packaging industry employs over 50,000 people and is dominated by local packaging manufacturers. The two major packaging manufacturers in Australia are Australian owned (Visy being the largest and close behind Amcor, renamed Orora), as are a substantial proportion of small and medium enterprises (SME). In contrast the value of the global packaging industry is estimated to be worth US$300 billion.

Plastics packaging has the second largest share in the Australian packaging market and its production is valued at AUD3.3 billion (approximately US$2.75 billion). Again, imports are close to this number. Food products packaging constitute the largest share of plastics packaging. Plastics have gained market share with flexibles increasing at the expense of rigid plastics. (In the early 1960s plastics had less than 10% of the share of the packaging market.) Metal packaging has lost market share to plastics, but still accounts for 20%, with glass at 10%. Other types of packaging make up the remainder.

Paper and Board holds the largest share of the Australian packaging industry with production valued at AUD3.9 billion (approximately US$3.2 billion).

Employees

As of February 21, 2018, we had six employees, including our four executive officers. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider the relationship with our employees to be good.

Facilities

Our executive offices are located at Level 27, Rialto Tower, 525 Collins Street, Melbourne, Victoria, Australia, 3000. We entered into a six month lease in January 2018 pursuant to which we pay rent of approximately $3,000 per month.

Legal Proceedings

We are not currently subject to any material legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of Sincerity Applied Materials Holdings Corp. should be read in conjunction with the financial statements and the notes to those statements appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

On September 19, 2017 we acquired Sincerity Australia Pty Ltd., an Australia corporation (“SAPL”) pursuant to the closing under a June 5, 2017 Acquisition Agreement as amended on July 7, 2017, July 21, 2017, August 15, 2017, August 23, 2017, September 1, 2017 and September 15, 2017 (the “Acquisition Agreement”) among the Company, SAPL and the sole shareholder/member of SAPL (the “SAPL Shareholder”). Pursuant to the Acquisition Agreement and the acquisition completed thereunder (the “Acquisition”) we acquired all of the outstanding capital stock of SAPL consisting of 10,000 Ordinary Shares (the “Ordinary Shares”) from the SAPL Shareholder in exchange for 45,211,047 shares (the “Acquisition Shares”) of our Common Stock making SAPL a wholly owned subsidiary of ours. At the time of the closing under the Acquisition Agreement, SAPL had no outstanding securities other than the Ordinary Shares.

As a result of the Acquisition, we acquired the business of SAPL and have continued the existing business operations of SAPL as a publicly-traded company under the name Sincerity Applied Materials Holdings Corp.

On September 19, 2017, in conjunction with the closing of the Acquisition, we sold 15 units of securities (the “Units”) in a private placement offering (the “Offering”), at a purchase price of $10,000 per Unit (the “Unit Offering Price”), each Unit consisting of (i) one 12% senior secured convertible promissory note (the “Note”) in the face (principal) amount of $10,000 and (ii) one warrant (the “Warrant”) exercisable for a period of five years representing the right to purchase Thirty Three Thousand Three Hundred Thirty Four (33,334) shares of Common Stock.

Through our wholly owned subsidiary, Sincerity Australia Pty Ltd. (“SAPL”), we primarily operate as a distributor and reseller of applied materials, particularly plastics, with an extensive network in China of high quality suppliers for a wide range of both basic and high application polymer products ranging from generic construction materials to high end breathable stretch film and antibacterial sheeting. SAPL is based in Melbourne, Australia and distributes to a number of larger resellers and end users, including Visy Industries (trading as Pratt Group America in the USA), one of the world's largest packaging and recycling groups.

SAPL’s business was commenced in 2009 by James Zhang, our Chairman, President and Chief Executive Officer and the son of the founder of Changzhou Sincerity Plastics and Chemicals Technology Ltd., a well-established plastics and applied materials manufacturer with a 20-year operating history, based in Changzhou, China. SAPL originally commenced operations by supplying basic extruded plastic components (moldings, auto interior components, kitchen splash backs etc.) to the Australian auto, retail and construction industries. In 2015, SAPL began importing specialty high quality plastic trays and film for use in fresh food packaging and distribution. The first major customer for this business was the Propac Group, leading supplier of plastic packaging materials to Coles, one of Australia's 2 dominant supermarket chains.

Over the past 3 years SAPL has refocused its marketing efforts towards larger resellers and distributors in Australia, allowing SAPL to build strong relationships with key industry players who acquire its products for their own distribution and reseller networks. Research and investment in addressing the key fresh food issue of plastic film "breathability" has created a unique technology platform whereby air circulation in packaged foods can be adjusted according to the type of food. This has the effect of prolonging shelf life, key to building relationship metrics within the food retailing industry. SAPL recently entered into an arrangement to supply Visy Industries, with high technology, breathable plastic film for use in Visy Industries’ packaging supply contract with Woolworths Group, the other dominant player in Australia's supermarket industry.

Presently over 90% of SAPL’s revenue is derived from sales within the Australian market, however, due to the strong international presence of SAPL’s major customers such as Visy, particularly in the US, combined with the technology metrics of SAPL’s product range (breathable stretch film and antibacterial polymer products), it is expected that SAPL’s products will be increasingly utilized in global markets.

SAPL will continue with the process of further vertical integration of its product range. Value adding packaging technology, such as breathable film, and ventilated stretch film, is expected to provide an innovative edge over our competition. Rapid growth in demand from fresh fruit and vegetable packaging is already reflected through increasing sales to Visy Industries and will also allow SAPL to transition these new products to the global market.

Given many existing lines and joint project development initiatives with Visy Industries, SAPL’s short-term goal is providing value adding service within Australian operations of the group, and build expansion to other Visy Industries divisions, such as Visy Logistic and, Visy Recycling. The long-term goal is to seek further opportunities with Visy Industries’ parent Pratt Industries to support Pratt's significant position in the US market.

Components of Statements of Operations

Revenue

Product revenue consists of sales generated by a variety of polymer plastic and related products, net of returns, discounts and allowances. Once a sales order is negotiated and initial deposit of up to 30% received, a purchase order will be generated with a selected supplier, predominately in China. The product will generally be shipped within 3 to 4 weeks of receipt of the purchase order with the final invoice raised on the date of shipment and payment shortly thereafter. In the case of Visy Industries, our main customer going forward, final payment is carried out on a 30-day cycle on the final day of each calendar month. All product shipments carry full insurance in case of loss or damage.

Cost of Revenue

Product cost of revenue primarily consists of the invoice cost of specific products delivered from suppliers.

Our product margin, or difference between the cost of products sourced and delivered, varies between type and customization of product, from a minimum of 10% for basic plastic products such as splash backs for the construction industry to upwards of 40% for customized, engineered solutions such as microbial treated coverings and highly engineered polymers. Our business strategy has seen our product mix move steadily into the higher margin engineered products with a corresponding reduction in the percentage of lower margin "generic" products.

Operating Expenses

Research and Development. Whilst we have no direct affiliation with Sincerity China, we are able to benefit from the extensive research and development activities undertaken by Sincerity China which operates state of the art R&D facilities in conjunction with a number of leading universities and research institutions. Sincerity China is a leading player in development of polymer technology in China and our customized, technology based solutions, particularly in the area of flexible packaging represent a considerable advantage in our business development profile.

Sales and Marketing. We do not incur and have not to date incurred marketing expenses in generating sales. All of new customers are introduced through industry relationships and reputation. We will consider establishment of a marketing function when we establish a US presence (Los Angeles office). This marketing function will service the relationship with Pratt Industries USA.

General and Administrative. Our general and administrative expenses consist primarily of personnel costs, foreign currency gains and loss together with legal, audit, accounting services. To date we have not directly incurred rental costs as facilities have been made available by our major shareholder. Following our transition as a public company, we will secure individuals both in Melbourne and Los Angeles, because of which, our SG&A costs will increase following the closing of the Acquisition.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest and amortization of related costs associated with a term "come and go" loan facility secured by third party property mortgage. This term loan facility is operated similar to an overdraft facility whereby drawings are made when orders are placed and repaid with proceeds from settled invoices.

Results of Operations

Three and Nine Months Ended September 30, 2017 and 2016

The following tables set forth our condensed statements of income data for the three and nine months ended September 30, 2017 and 2016:

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Sales	$1,141,026	$284,706	$1,996,918	$856,451
Other	-	-	-	-
	1,141,026	48,583	1,996,918	193,163
Cost of sales
Purchases	(1,009,563)	(253,389)	(1,475,854)	(762,241)
	131,463	31,317	521,064	94,210
Operating expenses
Selling, general and administrative	19,843	7,801	41,544	21,491
Professional fees	7,325	83	171,375	10,091
Research and development	-	-	-	-
Depreciation and amortization	5,934	1,844	37,790	29,101
Bad debts	-	-	11,381	66,021
Impairment	-	-	-	245
	33,102	9,728	262,090	126,949

Other income (expense)
Interest expense and amortization of debt discount	(5,832)	(1,444)	(23,818)	(41,633)
Other income	5,370	-	28,498	21,008
Other expense	-	-	-	(1,528)
	(462)	(1,444)	4,680	(22,153)
Income tax provision
Current	-	-	(14,276)	-
Deferred	-	-	(29,018)	-
	-	-	(43,294)	-
Comprehensive income (loss)	-	-
Foreign currency translation income (loss)	(2,936)	(6,591)	(22,376)	(20,276)

Net (profit/loss)	94,963	(13,554)	(197,984)	(75,168)

Revenues

Revenue for the three and nine months periods ended September 30, 2017 increased by $856,320 and $1,140,467 to $1,141,026 and $1,996,918, respectively. This increase reflects the impact of significantly higher order flow from the Company’s key customer as part of a broader relationship strategy with the customer.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three and nine month periods ended September 30, 2017 increased by approximately $12,039 and $20,054 to $19,841 and $41,545 compared to $7,802 and $21,491 for the prior year periods. The increase is primarily attributable to expenses arising from the acquisition transaction effected in September 2017

Professional Fees

Professional fees for the three and nine month periods ended September 30, 2017 increased by approximately $7,242 and $161,284_ compared to $ 83 and $ 10,091 for the prior year period. The increase is primarily attributable to the impact of legal and accounting fees arising from the aforementioned acquisition.

Research and Development

There was no expense on R&D related activities during the periods under review.

Other Income (Expense)

Other income (expense) was a net $(462) for the three months to September 30, 2017, and $4,680 for the nine month period, compared with $(1,444) and $(22,153) for the prior periods, respectively.

Years Ended June 30, 2017 and 2016

The following tables set forth our results of operations for the years ended June 30, 2017 and 2016:

	Years Ended June 30,
	2017	2016
Revenue	$1,281,816	$1,223,438

Cost of revenue:	1,027,579	882,553
Gross margin	254,237	340,885
Decline in net realizable value of inventory	-	46,794
Operating expenses:
Research and development	-	-
Sales and marketing	-	-
General and administrative	248,583	150,710
Total operating expenses:	248,583	150,710
Income/(loss) from operations	5,654	143,381
Interest expense	(14,907)	(36,988)
Other income/(loss)	(49,384)	7,494
Net income/loss before provision for income taxes	(58,637)	113,887
Provision for income taxes	$28,934	$(39,079)
Net and comprehensive income (loss)	$(29,703)	$74,798

Comparison of the Years Ended June 30, 2017 and 2016

Revenue

	Year End June 30,
	2017	2016	Change
Revenue	$1,281,816	$1,223,438	$58,738

Total revenue increased during the 2017 fiscal year primarily due to the impact of a significantly increased order flow beginning in April 2017.

Cost of Revenue/Gross Margin

	Year Ended June 30,
	2017	2016
Cost of revenue	$1,027,529	882,553
Gross Margin %	19.83%	27.8%

Cost of sales increased substantially during the fiscal year ended June 30, 2017 to 80% from 72% in the prior year. This reduction in gross margin reflects our sales strategy of building volume in generic product range whilst increasing focus on value added packaging.

Operating Expenses

	Years Ended June 30,
	2017	2016
Research and development	$-	$-
Selling, general and administrative (exclusive of interest expense)	248,583	184,927
Total operating expenses	$248,583	$150,710

Research and Development. The company had no research and development costs incurred during period.

Selling, general and Administrative. Selling, general and administrative expenses increased during the year ended June 30, 2017 due to an increase in professional fees related to the Company's audit and an increase in order flow during the last quarter of the fiscal year.

Interest Expense

	Year Ended June 30,
	2017	2016
Interest expense	$(14,907)	$(36,988)

Interest expense decreased by 22,081 in fiscal 2017 compared to fiscal 2016, which was due to the reduction in the amounts outstanding under SAPL's business loan facility.

Other Income/(Loss)

	Year Ended June 30,
	2017	2016
Other income/(loss)	$(49,384)	7,494

Other income/(loss) consists primarily of foreign currency exchange gains and losses. Other loss for the year ended June 30, 2017 increased by approximately $56,000 over the prior year.

Financial Condition, Liquidity and Capital Resources

We expect to need additional capital to implement and expand our current strategies. There is no assurance that we will be able to raise the amount of capital that we seek for acquisitions or for future growth plans. Even if financing is available, it may not be on terms that are acceptable to us. In addition, we do not have any determined sources for any future funding. If we are unable to raise the necessary capital at the times we require such funding, we may have to materially change our business plan, including delaying implementation of aspects of our business plan or curtailing or abandoning our business plan. We represent a speculative investment and investors may lose all of their investment. In order to be able to achieve our strategic goals, we need to further expand our business and financing activities.

Our principal sources of liquidity have been cash generated from sales of our securities and cash generated from operations.

At September 30, 2017, cash was $35,875, other current assets excluding cash were approximately $1,285,921, accounts receivable were $1,243,216 and we had a working capital surplus of $128,329 At the same time, we had current liabilities of approximately $1,193,467 which consisted principally of accounts payable totaling $958,167. At December 31, 2016, cash was $32,979 and we had other current assets excluding cash of approximately $61,593. At the same time, we had current liabilities of approximately $339,140 which consisted principally of lines of credit totaling $108,151 and accrued expenses of $71,840. Our working capital deficit at December 31, 2016 was approximately $244,568. The improvement in our liquidity position at September 30, 2017 compared to December 31, 2016 is primarily attributable to the impact of the sales and operating metrics of the Sincerity Applied Materials business acquired through the acquisition.

Net Cash Used in Operating Activities

Net cash used in operating activities for the period to September 30, 2017 was ($57,420) compared with the prior year period of ($129,307). This difference reflected significant increases in accounts receivable over the period, combined with offsetting adjustments in accounts payable.

Net Cash Used in Investing Activities

There was no cash used in investing activities during the period.

Net Cash Provided by Financing Activities

Net cash used in financing activities for the period to September 30, 2017 was $82,893, compared with $93,362 for the comparable period. This reflects primarily the impact of proceeds of the $150,000 convertible note issued in September 2017 which was offset by capitalized professional and legal expense of $69,442.

General

We will only commit to capital expenditures for any future projects requiring us to raise additional capital as and when adequate capital or new lines of finance are made available to us. There is no assurance that we will be able to obtain any financing or enter into any form of credit arrangement. Although we may be offered such financing, the terms may not be acceptable to us. If we are not able to secure financing or it is offered on unacceptable terms, then our business plan may have to be modified or curtailed or certain aspects terminated. There is no assurance that even with financing we will be able to achieve our goals.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

We believe that the assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

Inventories

Inventories are stated at lower of cost or market value and consist of raw materials, work in process, and finished goods. Cost is determined using standard costs, which approximates actual cost on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. We write down our inventory for estimated excess or obsolete inventory equal to the difference between the cost and the estimated market value based upon assumptions about future demands and market conditions.

Revenue Recognition

Our revenue is derived from the sale of the plastic materials in wholesale. We recognize revenue in accordance with FASB Accounting Standards Codification 605, Revenue Recognition, or ASC 605. Under ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, title and risk of loss has transferred to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Product Warranty

We do not provide warranty coverage about most of its items, except for Splash Backs, which carries a manufacturer's warranty of ten years. This warranty is covered by the manufacturer.

Allowance for Doubtful Accounts

We regularly review accounts receivable balances, including an analysis of customers' payment history and information regarding the customers' creditworthiness, and records an allowance for doubtful accounts based upon this evaluation. We write off accounts against the allowance when all attempts at collection have been exhausted.

Income Taxes

We are subject to the Australian small business company income tax collected by the Australian Tax Office ("ATO"). This income tax is provided for the tax effects of transactions reported in the financial statements and consists of the tax currently due (including any amended returns intended to be filed by management), plus the deferred tax at June 30, 2015 related to the recognition of the benefit of net operating losses (NOL's) carried forward, and arising from deductible temporary differences between tax and U.S. GAAP for accumulated depreciation. The deferred tax asset represents the future deductible tax consequences of the use of the NOL's and future settlement of the deductible temporary differences. Further, the Company adopted and prospectively applied Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that deferred tax liabilities and assets be classified as noncurrent in a classified balance sheet.

Future operations will require our accounts for income taxes under the liability method, whereby deferred tax assets and liabilities are recorded for the difference between the financial statement and tax bases of assets and liabilities and for net operating loss and tax credit carryforwards using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

We will be adhering to the provisions of FASB Accounting Standards Codification (ASC 74010), "Accounting for Uncertainty in Income Taxes." ASC 74010 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return.

It is our policy to include penalties and interest expense related to income taxes as a component of other expense, net, as necessary.

Off-Balance Sheet Arrangements

None.

JOBS Act Accounting Election

We are an “emerging growth company” within the meaning of the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers and directors as of February 21, 2018:

Name	Age	Position(s)
Executive Officers
Zhang Yiwen	30	Chief Executive Officer, President and Director (Chairman)
Nils Ollquist	60	Chief Financial Officer, Secretary and Director
Simon Rees	46	Chief Operating Officer
Praba Ganeshan	40	Treasurer

Non-Employee Directors
Zhang Leping	51	Director
Fan Yang	33	Director

Directors hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors, individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is set forth below. In addition, for each director, set forth below is a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director of the Company.

Zhang Leping is the mother of Zhang Yiwen. No other familial relationships exist among our officers and directors.

Executive Officers

Zhang Yiwen has served as our President, Chief Executive Officer and Chairman since the September 19, 2017 closing of the Acquisition. He founded Sincerity Australia Pty Ltd in November 2005 and has served as its general manager since its inception. He has more than 10 years of experience in the plastics and packaging industries including well-developed relationships with significant packaging groups. He is skilled in business negotiations, operations management, strategic planning, business development and matters involving plastics. He received a Bachelor of Commerce Degree with a focus in accounting and finance from the Australia National University. We believe that Zhang Yiwen is qualified to serve on our board of directors based upon his industry and management experience.

Nils Ollquist has served as our Chief Financial Officer, Secretary and as a Director since the September 19, 2017 closing of the Acquisition. He has more than 35 years of experience in banking and finance in Asia, the United States, Europe and Australia in both the commercial and government sectors. He has held senior management roles with major institutions such as Barclays Bank PLC and Bank of America as well as the Australian Federal Treasury in Canberra. Positions held include Managing Director of OFS Capital Group, a Hong Kong Based advisory and corporate finance firm (1993 – present), Director and Head of Mergers and Acquisitions for Bank of America in Asia (1990-92), Executive Director for Security Pacific Merchant Bank in the US (1986-89) and Senior Executive Assistant to the Australian Treasury Secretary (1978). He has extensive experience in regulatory compliance, corporate governance, equity capital markets and corporate finance. He holds degrees in Economics and Law from the Australian National University. We believe that Nils Ollquist is qualified to serve on our board of directors based upon his financial and management experience.

Simon Rees has served as our Chief Operating Officer since the September 19, 2017 closing of the Acquisition. He is a Senior Manager with more than twenty years of experience in demanding management roles across two industries, two countries and considerable exposure to the Asia Pacific region. Experienced in import export distribution businesses, predominately in the Plastics and Packaging industries, he has close links and working relationships with all major suppliers and customers within the Australia/New Zealand market and Asia Pacific region. From 1993 to 2005, he held a number of senior management roles with Sealed Cryovac, a world leader in vacuum packaging, high performance laminates, and equipment manufacturing for the meat and food industries globally. From 2005 to 2010, Mr. Rees worked as business manager- packaging for Detmold Packaging (“Detmold”) a large, privately owned business based in Adelaide Australia focused on delivering paper and plastic packaging solutions for the New Zealand, Australia and Asia regions. At Detmold, Mr. Rees was responsible for operations and all manufacturing sites linked to packaging in the Asia pacific region. During this period, he developed extensive business networks in China and Indonesia. Mr. Rees was employed as the CEO for Burnside Plastics from 2010 to 2015 and is currently the State Manager for Propac Packaging. Mr. Rees holds a Degree in Strategic Management and Marketing from Waikato University and a post -graduate diploma in Packaging Technology from Massey University in New Zealand.

Praba Ganeshan has served as our Treasurer since the September 19, 2017 closing of the Acquisition. Mr., Ganeshan is a qualified accountant, Registered Tax Agent and Financial Planner as well as a member of CPA Australia. From 2011 to date, he has operated as a director of Ganrid Consultants based in Melbourne, Australia. In this role, he oversees development and implementation of financial, tax and management operating systems and acts as financial controller for a number of medium sized local companies. From 2008-2011, Mr. Ganeshan was Manager and senior accountant for Waters Dace Partners, a Melbourne based accounting and fund management firm and from 2003 to 2008, he served in senior accounting roles for Banks Group and Dillon Partners, local financial advisory and accounting firms. Mr. Ganeshan holds a BComm. Degree from Deakin University and is a qualified CPA.

 Non-Employee Directors

Zhang Leping has served as a Director since the September 19, 2017 closing of the Acquisition. She founded Changzhou Sincerity Plastics & Chemicals Technology Co Ltd in Sept, 2000 and has served as its general manager since its inception. She has more than 30 years of experience in plastic materials engineering. In addition to her extensive technical experience and knowledge, she is skilled in business negotiations, operations management, strategic planning and business development. We believe that Zhang Leping is qualified to serve on our board of directors based upon her industry and management experience.

Fan Yang has served as a Director since February 5, 2018. He has extensive sales and marketing experience in the power energy industry where he has demonstrated significant leadership and business development skills. He is a certified project manager professional. From October 2011 through the present he has worked for the International Business Unit of Sieyuan Electric Co. Ltd. as a Vice President. From March 2008 through September 2011 he worked as the Purchasing Manager for SIIC Group Russian Branch. From November 2006 through September 2007 he worked for Motorola China Research Center as an engineering intern. He received a Bachelor’s Degree in Russian and International Trade from Shanghai International Studies University. We believe that Fan Yang is qualified to serve on our Board of Directors based upon his management and marketing experience.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under such rules, our board of directors has determined that none of our directors are independent except for Fan Yang. Zhang Yiwen is not an independent director under these rules because he is an executive officer and principal shareholder of our company. Nils Ollquist is not an independent director because he is an executive officer of our company. Zhang Leping is not an independent director under these rules because Zhang Yiwen, her son, serves as an executive officer of ours and because of her ownership of Sincerity China, the principal manufacturer and technological agent for our products. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our Common Stock.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” appearing elsewhere in this Report. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The full board of directors discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. This enables the board of directors to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Committees

As our Common Stock is not presently listed for trading or quotation on a national securities exchange, we are not presently required to have board committees. However, we expect to establish an audit committee, a compensation committee and a nominating and corporate governance committee in the future in conjunction with the anticipated growth of our business, each of which will operate pursuant to a charter adopted by our board of directors. The composition and functioning of all of our committee will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We will provide a copy of our Code of Business Conduct and ethics to any person without change upon request in writing to Sincerity Applied Materials Holdings Corp., Level 27, Rialto Tower, Melbourne, Victoria, Australia, 3000, Attn: Chief Executive Officer

Limitation on Liability and Indemnification Matters

Our Articles of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

●
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●
unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the Nevada Revised Statue.

Our Articles of Incorporation and ByLaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

In addition to the indemnification required in our Articles of Incorporation and ByLaws, we intend to enter into indemnification agreements with each of our directors, officers and certain other employees. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our Articles of Incorporation, ByLaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our Articles of Incorporation or ByLaws is qualified in its entirety by reference to these documents, each of which is included as an exhibit to this Report.

Director Compensation

Sincerity Australia Pty Ltd. became our wholly owned subsidiary upon the closing of the Acquisition on September 19, 2017. No compensation was paid to the directors of Sincerity Australia Pty Ltd. during the fiscal year ending June 30, 2017. Subsequent to the Acquisition, no compensation has been paid to our directors or the directors of Sincerity Australia Pty Ltd.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past 10 years:

●
any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●
any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Sincerity Australia Pty Ltd. became our wholly owned subsidiary upon the closing of the Acquisition on September 19, 2017. The following summarizes the compensation earned by Sincerity Australia Pty Ltd.’s executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) in Sincerity Australia Pty Ltd.’s fiscal years ending June 30, 2017 and 2016. No compensation was paid to any executive officers of Sincerity Australia Pty Ltd. during its fiscal years ended June 30, 2017 and 2016.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the fiscal years ending June 30, 2017 and 2016.

Name and Pricipal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)	Option Awards ($)	Al Other Compensation ($)(3)	Total($)
Zhang Yiwen, CEO	2017	0	0	0	0	0
	2016	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End 2017

SAPL has not adopted any equity incentive plans, employee stock plans or any similar equity compensation plans since its inception and as such the named executive held no equity plan awards as of June 30, 2017 or 2016. No equity awards were granted to the named executive officer under the Company’s 2013 Equity Incentive Plan, the sole equity compensation plan of the Company, in connection with the Acquisition or subsequent thereto.

Employment Agreements

Neither the named executive, officer or any of our other executive officers have employment agreements with the Company or SAPL and none of them have ever had employment agreements with the Company or SAPL. We intend to enter into written employment agreements with Zhang Yiwen, Nils Ollquist or Simon Rees in the near future, each providing for annual salaries of $125,000 and approximately $11,000 in pension benefits. In December 2017 we issued 1,000,000 shares of our restricted common stock to an entity beneficially owned by Nils Ollquist as part of his employment compensation.

Employee Benefit Plans

The following table provides information as of the date of the Prospectus, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, units and rights	Weighted-average exercise price of outstanding options, warrants, units and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders (1)	0	N/A	62,074
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	0	N/A	0

2013 Equity Incentive Plan

On December 6, 2013, our Board of Directors adopted, and on December 6, 2013, our stockholders approved, the 2013 Equity Incentive Plan, which reserved a total of 83,334 shares of our common stock for issuance under the 2013 Plan. If an incentive award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

In addition, the number of shares of our common stock subject to the 2013 Plan, any number of shares subject to any numerical limit in the 2013 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our common stock by reason of any stock dividend, spin-off, split-up, stock-split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

●
Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the firm market value of our Common Stock on the date of the grant.

●
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●
The Board of Directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●
The 2013 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

●
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate on December 6, 2023.

As of the date of the Prospectus no securities are issued and outstanding under the 2013 Plan.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and executive officers in certain circumstances. See “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions “The Acquisition and Related Transactions—Acquisition Agreement,” “—the Offering,” “—Registration Rights,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation—Employment and Related Agreements” and “—Director Compensation” and below under “Description of Securities” are incorporated herein by reference.

The following is a description of transactions since July 1, 2014 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of SAPL’s pre-Acquisition capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.” The following description is historical and has not been adjusted to give effect to the Acquisition or the share exchange pursuant to the Acquisition Agreement.

Sales and Purchases of Securities

On October 4, 2005 SAPL issued 7,500 Ordinary Shares to Zhang Yiwen at a price of $1.00 per share or an aggregate of $7,500 and issued 2,500 Ordinary Shares to Yin Ting, the wife of Zhang Yiwen at a price of $1.00 per share or an aggregate of $2,500. On February 14, 2017 Zhang Yiwen and Yin Ting transferred all of their respective Ordinary Shares to the Zhang Family Trust, a trust in which Zhang Yiwen and Yin Ting are the beneficial owners. In conjunction with the September 19, 2017 closing under the Acquisitions Agreement, the 10,000 Ordinary Shares were exchanged with us in the Acquisition for 45,211,047 shares of Common Stock. In December 2017, the Zhang Family Trust transferred an aggregate of 4,748,635 shares to unrelated third parties in consideration of cash payments and/or services and transferred an additional 1,000,000 shares in February 2018.

On December 9, 2016 we entered into a Securities Purchase Agreement with CKR Law LLP (“CKR”) pursuant to which we issued 2,4987,724 shares of our restricted common stock to CKR and its designees in consideration of (i) the cancellation of an aggregate of $86,456.41 due from us to CKR for legal services and expense reimbursements; (ii) a cash payment of $43,614; and (iii) the commitment of CKR to fund certain of our future operating expenses.

In December 2017 Zhang Family Trust transferred 1,498,635 share of common stock to CKR in consideration of (i) certain legal fees due to CKR related to the Acquisition Agreement among us, Sincerity Australia Pty Ltd. and Zhang Family Trust; and (ii) CKR’s agreement to defer payment of certain other legal fees and expenses due to is by us.

In December 2017 Zhang Family Trust transferred 2,750,000 shares of common stock to Elysium Investment Holdings Pty Ltd. in consideration of financial advisory services.

In December 2017 we issued 1,000,000 shares of our restricted common stock to Chengdu Holdings Pty Ltd., as Trustee for the Avoca Trust, a trust beneficially owned by the family of Nils Ollquist, as a bonus under Mr. Ollquist’s employment arrangement with us.

On February 5, 2018 we issued 75,000 shares to Pure Boba Family Trust, a trust beneficially owned by Fan Yang at a price of $1.33333 per share or an aggregate of $100,000.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We do not presently maintain Directors’ and Officers’ Liability Insurance for our post-Acquisition officers and directors and do presently have indemnification agreements with our post-Acquisition officers and directors. We intend to obtain Directors’ and Officers’ Liability Insurance and enter into indemnification agreements with our post-Acquisition officers and directors in the near future.

Employment Agreements

As described above under “Executive Compensation – Employment Agreements” we intend to enter into employee agreements in the near future with our executive officers.

Other Transactions

During the years ended June 30, 2017 and 2016 SAPL purchased approximately $40,000 and $358,000, respectively, in products from Sincerity China. Sincerity China is owned by Zhang Leping and her husband.

The balance due from a stockholder at September 30, 2017 amounts to $477,422, and is subject to an unsecured loan agreement that requires interest at the rate of 7.8% per annum on balances outstanding for at least an entire year, and stipulates repayment within one year from the balance sheet date, subject to the lender’s discretion. The agreement also provides for future advances and payments at the discretion of the parties. No interest has been charged during the interim period in accordance with the terms of the agreement.

SAPL has a total $950,000 (AUD) bank credit line (approximately $711,000 (USD) at September 30, 2017) personally guaranteed by certain SAPL officers, and secured by real property owned by those officers, available to be used for core business working capital requirements, $800,000 (AUD) of which is designated as the “mortgage loan” portion with the remaining balance of $150,000 (AUD) designated as the “business loan” portion. The mortgage loan portion of the credit line is subject to the bank’s business mortgage index rate (5.94% per annum at September 30, 2017) minus 2.23% per annum for a maximum term of 30 years from the first drawdown date, and the business loan portion of the credit line is subject to the bank’s business mortgage index rate minus 1.08% per annum for a maximum term of 15 years from the first drawdown date. At September 30, 2017, $117,546(USD) was drawn and payable on the business loan, but no drawings had been made on the mortgage loan. Interest only is due monthly in arrears for the first 3 years from the first drawdown date for draws from the mortgage loan and from the business loan.

Policies and Procedures for Related-Person Transactions

Our board of directors intends to adopt a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our board will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction.

USE OF PROCEEDS

We are filing this registration statement of which this prospectus forms a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Pink Market since October 13, 2017. Our common stock was quoted on the OTC Bulletin Board (OTCBB) and the OTC Markets QB Tier (OTCQB), from September 25, 2013 through October 12, 2017. Since July 13, 2017 our common stock has been quoted under the symbol “SINC”. From June 12, 2017 until July 31, 2017 our common stock was quoted under the symbol “SBIDD”. From September 25, 2013 until June 12, 2017 our common stock was quoted under the symbol “SBID”. Prior to September 25, 2013 our common stock was quoted under the symbol “HKDZ”. Presently, there is not an active trading market for our common stock. Our common stock may never be included for trading on an exchange.

As of the date of this Prospectus, we have 49,558,334 shares of Common Stock outstanding held by 123 stockholders of record.

The following table sets forth the high and low bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value. Prices give retroactive effect to the June 14, 2017 60:1 reverse stock split of our common stock.

Period	High	Low
Quarter ended March 31, 2015	$20.40	$10.80
Quarter ended June 30, 2015	$19.80	$9.60
Quarter ended September 30, 2015	$18.00	$9.00
Quarter ended December 31, 2015	$22.20	$11.46
Quarter ended March 31, 2016	$30.00	$15.00
Quarter ended June 30, 2016	$15.06	$4.20
Quarter ended September 30, 2016	$9.00	$2.40
Quarter ended December 31, 2016	$2.40	$0.492
Quarter ended March 31, 2017	$0.90	$0.66
Quarter ended June 30, 2017	$1.56	$0.90
Quarter ended September 30, 2017	$1.70	$1.20
Quarter ending December 31, 2017	$2.61	$1.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock at February 21, 2018, by:

●
each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

●
each of our directors;

●
each of our named executive officers; and

●
all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of February 21, 2018 through the exercise or conversion of any stock option, warrant, note or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 49,558,334 shares of Common Stock outstanding as of February 21, 2018. Shares of Common Stock that a person has the right to acquire within 60 days of February 21, 2018 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Sincerity Applied Materials Holdings Corp., Level 27, Rialto Tower, Melbourne, Victoria, Australia, 3000.

	Shares Beneficially Owned
	Number	Percentage
S% Stockholders:
CKR Law LLP 1330 Avenue of the Americas New York, NY 10019	3,840,565	7.75%

Elysium Investment Holdings Pty Ltd. 4 Avoca Street South Yarra (Australia), VIC 3141	2,750,000	5.55%

Executive Officers and Directors:

Zhang Yiwen	39,462,4121	79.63%
Nils Ollquist	1,000,0002	2.02%
Simon Rees	0	0%
Praba Ganeshan	0	0%
Zhang Leping	0	0%
Fan Yang	75,0003	0.15%
All directors and executive officers as a group (6 persons)	40,537,412	81.8%

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders identified below of up to 12,441,726 shares of our common stock. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with us or any of our affiliates within the last three years.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. None of the selling stockholders are broker-dealers or affiliates of broker-dealers

1 Represents 39,462,416 shares owned by the Zhang Family Trust, a trust in which Zhang Yiwen and his wife are the beneficial owners.
2 Represents 1,000,000 shares owned by Chengdu Holdings Pty Ltd. as Trustee for the Avoca Trust, a Trust beneficially owned by the family of Nils Ollquist.
3 Represents 75,000 shares owned by Pure Boba Family Trust, Pure Boba Pty Ltd., Trustee, a trust beneficially owned by Fan Yang

	Shares Beneficially Owned Before the Offering		Shares Being Offeried	Shares Beneficially Owned After the Offering
Name of Selling Stockholders	(#)	(%) (1)(2)	(#)	(#(1)(2)	(%)(1)(2)
CKR Law LLP (3)	3,840,565	7.75%	3,840,565	0	N/A
Bang Bo Enterprise Management
Consulting Co. Ltd. (4)	575,010(4)	1.16%	575,010(4)	0	N/A
Emunah Funding LLC (5)	51,429(5)	0.10%	499,429(5)	0	N/A
Fourth Man, LLC (6)	51,429(6)	0.10%	499,429(6)	0	N/A
Auctus Fund, LLC (7)	118,421(7)	0.23%	118,421(7)	0	N/A
EMA Financial, LLC (8)	89,195(8)	0.17%	89,195(8)	0	N/A
Chesapeake Group Inc. (9)	150,000	0.30%	75,000	75,000	0.15%
Pure Boba Family Trust,
Pure Boba Pty Ltd., Trustee (10)	75,000	0.15%	75,000	0	N/A
Elysium Investment Holdings
Pty Ltd. (11)	2,750,000	5.50%	1,375,000	1,375,000	2.77%
TOTAL			7,147,052

(1)
Assumes all of the shares of common stock to be registered in the registration statement of which this prospectus is a part, including all shares of common stock underlying common stock purchase warrants and notes held by the selling stockholders, are sold in the offering and that shares of common stock beneficially owned by such selling stockholder but not being registered by this prospectus (if any) are not sold.

(2)
Percentages are based on the 49,558,334 shares of common stock issued and outstanding as of February 21, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying common stock purchase warrants or convertible notes exercisable or converted within 60 days after February 21, 2018 are deemed outstanding for computing the percentage of the person holding such warrants or notes but are not deemed outstanding for computing the percentage of any other person.

(3)
Jeffrey A. Rinde, the managing partner of CKR Law LLP, has voting and investment power over the shares owned by CKR Law LLP. CKR Law LLP serves as the Company’s corporate and securities counsel.

(4)
Zhang Ling has voting and investment power over the shares owned by Bang Bo Enterprise Management Consulting Co. Ltd. Includes 500,010 shares underlying warrants exercisable within 60 days of February 21, 2018 and 75,000 shares underlying notes convertible within 60 days of February 21, 2018. Excludes an additional 2,424,990 shares being registered for resale to address potential anti-dilution resets under the notes and warrants and the conversion of note interest.

(5)
Gabriel Berkowitz has voting and investment power over the shares owned by Emunah Funding LLC. The number of shares beneficially owned before the offering includes 51,429 shares underlying warrants exercisable within 60 days of February 21, 2018. The number of shares being offered includes 51,429 shares underlying warrants exercisable within 60 days of February, 16, 2018, 400,000 shares underlying warrants not exercisable within 60 days of February 21, 2018 and 48,000 shares underlying notes not convertible within 60 days of February 21, 2018. Excludes an additional 500,571 shares being registered for resale to address potential anti-dilution resets under the notes and warrants and the conversion of note interest.

(6)
Kenneth Hall and Edward Deese have voting and investment power over the shares owned by Fourth Man LLC. The number of shares beneficially owned before the offering includes 51,429 shares underlying warrants exercisable within 60 days of February 21, 2018. The number of shares being offered includes 51,429 shares underlying warrants exercisable within 60 days of February 21, 2018, 400,000 shares underlying warrants not exercisable within 60 days of February 21, 2018 and 48,000 shares underlying notes not convertible within 60 days of February 21, 2018. Excludes an additional 500,571 shares being registered for resale to address potential anti-dilution resets under the notes and warrants and the conversion of note interest.

(7)
Alfred Sollami and Louis Posner of Auctus Fund LLC, have voting and investment power over the shares owned by Auctus Fund LLC. Includes 118,421 shares underlying notes convertible within 60 days of February 21, 2018. Excludes an additional 1,065,789 shares being registered for resale to address potential anti-dilution resets under the notes and the conversion of note interest.

(8)
EMA Group, LLC, the investment manager of EMA Financial LLC and Felicia Preston, the managing member of EMA Group, LLC, have voting and investment power over the shares owned by EMA Financial, LLC. Each of EMA Group, LLC and Felicia Preston expressly disclaim any equitable or beneficial ownership of such securities. Includes 89,195 shares underlying notes convertible within 60 days of February 21, 2018. Excludes an additional 802,756 shares being registered for resale to address potential anti-dilution resets under the notes, and the conversion of additional note interest.

(9)
Tim Rieu has voting and investment power over the shares owned by Chesapeake Group Inc.

(10)
Fan Yang has voting and investment power over the shares owned by Pure Boba Family Trust. Fan Yang is a director of the Company.

(11)
Simon Wilson has voting and investment power over the shares owned by Elysium Investment Holdings Pty Ltd.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
short sales;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●
a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with certain selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date on which all of such selling stockholders’ shares which are covered by the prospectus are eligible to be sold under Rule 144, without restriction, or (ii) such time as all of such shares have been disposed of pursuant to and in accordance with the registration statement. See the section of this prospectus captioned “Shares Eligible for Future Sale—Registration Rights.”

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the date of this prospectus, we had 49,333,334 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. Subject to the terms of any preferred stock designation that we may adopt from time to time, the number of authorized shares of preferred stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, without a separate vote of the holders of the preferred stock or any series thereof.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

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Restricting dividends on the Common Stock;

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Diluting the voting power of the Common Stock;

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Impairing the liquidation rights of the Common Stock; or

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Delaying or preventing a change in control of our company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our articles of incorporation or bylaws would delay, defer or prevent a change in control.

Warrants

September 2017 Warrants

The 15 Warrants comprising part of the PPO Units sold in the September 2017 Offering entitle their holders to purchase an aggregate of 500,010 shares of Common Stock, (33,334 shares of Common Stock per Unit sold), and have a term of five years. Each Warrant is exercisable upon the earlier of (i) a Qualified Financing (as defined below) or (ii) one year from the effective date of the Warrants both (i) and (ii) above being subject to acceleration in the event a Non-Qualified Financing (as defined below) takes place within one year of the effective date of the Warrants and prior to a Qualified Financing. A Qualified Financing means a financing of not less than $20,000,000 completed by the Company or a subsidiary of the Company after the effective date of the Warrants involving the sale of Common Stock or Common Stock Equivalents (as defined below). A Non-Qualified Financing means a financing of less than $20,000,000 completed by the Company or a subsidiary of the Company after the effective date of the Warrants involving the sale of Common Stock or Common Stock Equivalents.

In the case of a Qualified Financing, the Warrants are exercisable at a price per share equal to 80% of the lesser of (i) the price at which Common Stock is sold in the Qualified Financing, or (ii) the lowest price at which other securities sold in the Qualified Financing may be converted into or exercised for Common Stock (such other securities being hereafter referred to as “Common Stock Equivalents”).

Subject to the prior completion of a Non-Qualified Financing at a Post-Acquisition Valuation (as defined below) of less than $15,000,000, if a Qualified Financing is not completed within one year of the Effective Date, the Warrants will be exercisable at a price per share equal to 80% of the value weighted average price per share of Common Stock (“VWAP”) of the Company during the ten consecutive trading days ending on the trading day immediately prior to the date on which a notice of exercise is received by the Company from a holder of Warrants. The VWAP based exercise price may not be less than $0.10 per share.

Except in the case of a prior Non-Qualified Financing at a Post-Acquisition Valuation of less than $15,000,000, in the event the Company or a subsidiary of the Company shall issue Common Stock or Common Stock Equivalents within one year of the effective date of the Warrants in a Qualified Financing at a price per share reflecting a Post-Acquisition Valuation (as defined below) of less than $15,000,000, the exercise price and the number of shares to be obtained upon exercise of the Warrants will be adjusted proportionally. “Post-Acquisition Valuation” means the post-Acquisition, pre-financing valuation of the Company obtained by multiplying the 50,000,000 shares of Common Stock assumed to be issued and outstanding immediately following the Acquisition and the Offering by the lowest price at which Common Stock or Common Stock Equivalents are to be sold in a post-Acquisition financing. By way of example, a post-Acquisition financing in which Common Stock or Common Stock Equivalents are sold at $0.30 per share would result in a Post-Acquisition Valuation of $15,000,000, which represents the number obtained when multiplying 50,000,000 by $0.30.

 Except in the case of a prior Non-Qualified Financing at a Post-Acquisition Valuation of less than $15,000,000, in the event the Company or subsidiary of the Company does not complete a Qualified Financing within one year of the effective date of the Warrants such that the Warrants becomes exercisable at a price per share equal to 80% of the VWAP of the Common Stock and the Company or a subsidiary of the Company thereafter completes a Qualified Financing or other financing prior to the expiration date of the Warrants at a price per share reflecting a Post-Acquisition Valuation of less than $15,000,000, the VWAP exercise price formula then in effect and the number of shares to be obtained upon exercise of the Warrants shall be adjusted proportionally. In the event the Company or a subsidiary of the Company shall thereafter complete one or more additional Qualified Financings or other financings at a valuation lower than a valuation which previously triggered a VWAP and related share amount adjustment, the number of shares issuable upon exercise of the Warrants and the VWAP % used to determine the exercise price under such Warrants would be further adjusted proportionately, in the same manner as provided above.

Notwithstanding the foregoing, in the event the Company or a subsidiary of the Company shall complete a Non-Qualified Financing at a Post-Acquisition Valuation of less than $15,000,000 within one year of the effective date of a Warrant and prior to a Qualified Financing, the Warrants shall become immediately exercisable at a VWAP based price per share under the same terms and conditions set forth in the paragraph immediately above, including those relating to a proportional reduction to the VWAP % and an increase in the number of shares issuable upon exercise of such Warrants. Any subsequent Non-Qualified Financings or Qualified Financings taking place while the Warrants remain outstanding shall be treated in the same manner as set forth in the last sentence of the paragraph immediately above. Certain issuances of securities defined in the Warrant as Exempt Issuances do not trigger any of the foregoing anti-dilution adjustments.

If the Company, at any time while the Warrants are outstanding and the exercise price has been established, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the exercise price then in effect (such lower price, the “New Issuance Price” and such issuances collectively, a “Dilutive Issuance” (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the exercise price, such issuance shall be deemed to have occurred for less than the exercise price on such date of the Dilutive Issuance at such effective price) then simultaneously with consummation of each Dilutive Issuance the exercise price shall be reduced to an amount equal to the New Issuance Price (the “Adjusted Price”); (subject to adjustment for stock splits, reverse splits and similar capital adjustments). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment shall be made, paid or issued under this paragraph in the case of an Exempt Issuance.

November 2017 Warrants

On November 9, 2017 we issued (i) three-year Class A warrants to purchase up to an aggregate of 102,858 shares of our common stock (subject to adjustment) at an initial exercise price of $6.00 per share (subject to adjustments); and (ii) three-year Class B warrants to purchase up to an aggregate of 800,000 shares of our common stock (subject to adjustment) at an initial exercise price of $7.00 per share (subject to adjustment).

The Class A Warrants are exercisable on a cashless basis. We are required to deliver certificates upon exercise within 3 trading days of our receipt of all holder deliverables. Failure to do so requires us to pay liquidated damages to the holders and subjects us to potential buy-in liability. The Class A Warrants contain adjustment provisions, including full ratchet anti-dilution rights, which are identical, in all material respects to those contained in the November 9, 2017 promissory notes (the “Notes”). The Class B Warrants are identical to the Class A Warrants in all material respects except that they are not exercisable on a cashless basis, they have a higher initial exercise price, are exercisable for more shares than the Class A Warrants and have exercise limitations. The Class B Warrants cannot be exercised absent a default under the Notes. They are not exercisable prior to the 16th day after an event of default under the Notes. For every $427 of principal repaid on the Notes prior to an event of default or within 15 day of an event of default, 200 Warrants exercisable under the holder’s Class B Warrants will be cancelled such that if the entire principal amount and all accrued interest due on a holder’s Notes is repaid prior to the 16th day after an event of default, all of the Warrants exercisable under the holder’s Class B Warrants will be cancelled and will no longer be exercisable.

Notes

September 2017 Notes

An aggregate of $150,000 in face (principal) amount of promissory notes (“Notes”) were sold in the September 2017 Offering. Interest at the rate of 12% per annum is payable in shares of Common Stock in the event of conversion or in cash on October 19, 2018 (the “Maturity Date”).

In the event a holder of a Note has not converted their Note into Common Stock prior to the Maturity Date and the Company is unable to pay the Note in cash, the term of the Note shall automatically extend for one additional month and shall automatically extend for additional one month periods in the event that the Company remains unable to pay the Note in cash on the Maturity Date, as such may be extended. At least 30 days prior to the Maturity Date, including all extensions thereof, the Company must give the holder written notice of its ability to pay the Note in cash, during which period holder shall retain the right to convert the Note, including accrued interest due thereon, on the terms set forth therein. Failure to provide such notice on a timely basis, or otherwise, results in an automatic extension of the Maturity Date.

From and after the occurrence of an Event of Default (as defined in the Notes), the interest rate will be increased to eighteen percent (18%) per annum until cured.

All outstanding principal and accrued interest then due on the Notes is convertible at the option of each holder, in whole or in part, at any time after the earlier of (i) the completion of a Qualified Financing, subject to the limitations and qualifications set forth below; or (ii) the one-year anniversary of the original issue date, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the outstanding principal amount of the Notes plus accrued and unpaid interest due thereon by the QF Based Note Conversion Price (as defined below) or the VWAP Based Note Conversion Price (as defined below), as applicable, in effect at the time of conversion.

Except as otherwise provided below, the Note conversion price per share of Common Stock is (i) in the event of the completion of a Qualified Financing prior to the one-year anniversary of the original issue date, 80% of the lowest price at which Common Stock or Common Stock Equivalents are sold in the Qualified Financing (the “QF Based Note Conversion Price”); or (ii) in the event a Qualified Financing is not completed prior to the one-year anniversary of the original issue date, 80% of the VWAP for the Common Stock during the ten consecutive trading days ending on the trading day immediately prior to the date on which a notice of conversion is received by the Company from the holder (the “VWAP Based Note Conversion Price”), subject to a minimum VWAP Based Note Conversion Price of $0.10 per share (the “Note Floor Price”); provided, however, that the QF Based Note Conversion Price, the VWAP Based Note Conversion Price, the Note Floor Price and the rate at which Notes may be converted into shares of Common Stock, is subject to adjustment as provided below.

The obligations of the Company to each holder under the Notes is secured by a first priority security interest in all now owned or hereafter acquired and owned assets of the Company and its subsidiaries, pari passu with the other holders of Notes as set forth in the Security Agreement dated September 19, 2017 (the “Security Agreement”) among the Company, each holder and the person appointed by the purchasers of a majority of the Units sold in the Offering to serve as the collateral agent thereunder. All descriptions of the Security Agreement herein are qualified in their entirety by reference to the text thereof filed as an Exhibit hereto.

While any Notes remain in effect and until all outstanding principal and interest and all fees and all other expenses or amounts payable under any such Notes have been paid in full, unless the holders of Notes representing more than 50% of the aggregate principal amount of the Notes then outstanding otherwise consent in writing, the Company will not (i) incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under the Notes (other than trade payables and accrued liabilities incurred in the ordinary course of business consistent with past practices); (ii) create, incur, assume or permit to exist any lien on any Collateral (as such term is defined in the Security Agreement) now owned or hereafter acquired and owned by it or on any income or revenues or rights in respect thereof, except existing liens, subject to customary exceptions; (iii) declare or pay, directly or indirectly, any divided or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; (iv) pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor’s option be paid in kind or in other securities; or optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than indebtedness under the Notes; or (v) amend, modify or limit any terms of the Notes or the Security Agreement or assert the invalidity of the Notes or the Security Agreement.

Except as otherwise provided below, in the event the Company or a subsidiary of the Company issues or sells Common Stock or Common Stock Equivalents, within one year of the original issue date of the Notes, in a Qualified Financing, at a price per share reflecting a Post-Acquisition Valuation of less than $15,000,000, the QF Based Note Conversion Price and the number of Conversion Shares that can be acquired upon conversion of the Notes will be adjusted proportionally.

In the event the Company or a subsidiary of the Company does not complete a Qualified Financing within one year of the original issue date of the Notes such that the Notes become exercisable at a price per share equal to 80% of the VWAP of the Common Stock as set forth above, and the Company or a subsidiary of the Company thereafter, while any Notes remain outstanding, complete a Qualified Financing or other financing reflecting a Post-Acquisition Valuation of less than $15,000,000, the VWAP Based Note Conversion Price then in effect and the number of Conversion Shares to be obtained upon conversion of each outstanding Note will be adjusted proportionally. In the event the Company or a subsidiary of the Company shall thereafter, while any Notes remain outstanding, complete one or more additional Qualified Financings or other financings at a valuation lower than a valuation which previously triggered a VWAP and related share amount adjustment, the number of shares issuable upon conversion of such outstanding Notes and the VWAP % used to determine the VWAP Based Note Conversion Price under such Notes will be further adjusted proportionately, in the same manner as provided above.

Notwithstanding the foregoing, in the event the Company or a subsidiary of the Company completes a Non-Qualified Financing at a Post-Acquisition Valuation of less than $15,000,000 within one year of the original issue date of the Notes and prior to a Qualified Financing, each Note will become immediately convertible at a VWAP based price per share under the same terms and conditions set forth in the paragraph immediately above, including those relating to a proportional reduction to the VWAP % and an increase in the number of shares issuable upon conversion of the Notes. Any subsequent Non-Qualified Financings or Qualified Financings taking pace while a Note remains outstanding will be treated in the same manner as set forth in the last sentence of the paragraph immediately above.

 If the Company, at any time while any Notes are outstanding, and the QF Based Note Conversion Price has been established, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the QF Based Note Conversion Price then in effect (such lower price, the “New Issuance Price” and such issuances collectively, a “Dilutive Issuance” (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the QF Based Note Conversion Price, such issuance shall be deemed to have occurred for less than the QF Based Note Conversion Price on such date of the Dilutive Issuance at such effective price) then simultaneously with consummation of each Dilutive Issuance the QF Based Note Conversion Price will be reduced to an amount equal to the New Issuance Price (the “Adjusted Price”); (subject to adjustment for stock splits, reverse splits and similar capital adjustments). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment shall be made, paid or issued in the case of an Exempt Issuance.

The calculation of the VWAP Based Note Conversion Price will be adjusted consistent with the foregoing should any of the events described above take place during the pricing period for the determination of the VWAP Based Conversion Price.

November 2017 Notes

On November 9, 2017 we issued and sold convertible promissory notes, dated November 9, 2017, in the aggregate principal amount of $108,000 (the “Notes”). The Notes were subject to an 8% original issue discount resulting in an aggregate purchase price to the purchasers of $100,000. The outstanding principal balance of the Notes, including accrued interest then due thereon, can be prepaid by us, in whole or in part, at any time during the 179 day period following November 9, 2017, upon five business days prior written notice, at a premium of 118%. Commencing on February 9, 2018 and monthly thereafter we are required to pay all accrued interest then due on the Notes together with 15% of the original principal amount of the Notes. The Notes are convertible at any time commencing 170 days after November 9, 2017 at 75% of the lowest trading price for our common stock during the 20 trading days ending on the last trading day prior to the conversion date. We are required to cause our transfer agent to issue and transfer shares to the holders of the Notes within five trading days of our receipt of a conversation notice. If we fail to deliver certificates within the required delivery period, the converting holder has the right to rescind such conversion and we will be required to pay liquidated damages to such holders. Such delivery failure may also subject us to the buy-in liability. The conversion price of the Notes is subject to customary adjustments for stock splits and stock dividends, subsequent rights offerings, pro rata shareholder distributions and fundamental transactions. The conversion price is also subject to full ratchet anti-dilution protection triggered by sales of our common stock or common stock equivalents, excluding Exempt Issuances, as such term is defined therein, during the term of the Notes, at a price below the conversion price in effect at the time of issuance. The Notes also contain negative covenants which restrict our ability to enter into certain transactions or take certain actions while the Notes are outstanding without the prior written consent of the holders of the Notes. If an Event of Default, Fundamental Transaction or Change of Control Transaction, as such terms are defined in the Notes, occurs, the outstanding principal amount of the Notes, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, becomes, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount, as such term is defined in the Notes. Commencing on the maturity date of the Notes, if the Notes have not been repaid by such date, or five days after the occurrence of an Event of Default, interest on the Notes accrues at the rate of 24% per annum or the maximum rate permitted under applicable law. The Notes contain customary Events of Default including, but not limited to, (i) the failure to pay principal, interest or liquidated damages when due; (ii) breach of Note covenants or agreements; (iii) breach of representation or warranties made in the Notes or other transaction documents; (iv) bankruptcy events; (v) Change of Control or Fundamental Transactions; (vi) failure to satisfy current public information requirements under Rule 144; (vii) certificate delivery failures; (viii) breaches of material terms of the SPA; (ix) the entry of a monetary judgment, writ or similar final process involving more than $50,000 which remains unvacated, unbonded or unstayed for a period of 90 days; (x) any dissolution, liquidation or winding up of our business; (xi) failure to maintain the listing of our common stock on a trading market; (xii) our effectuation of a reverse stock split without 10 days prior written notice to the holders; (xiii) the required restatement of our financial statements; or (xiv) our default under any of the other Notes.

Effective January 2,2018 we entered into a Waiver Agreement with the holders of the Notes pursuant to which we paid them an aggregate of $5,000 and agreed to redeem their Notes on or before February 28,2018, and the holders agreed to (i)waive any and all reset, ratchet and most favored nation rights that they may have resulting from our December 19,2017 loan transactions with them; and (ii) to waive any defaults arising under such loan transaction documents, with respect to any action or inaction by us during the period ending February 28,2018.In the event we default on our obligations under the Waiver Agreement, the waiver shall be null and void and all rights waived by shall be reinstated.

December 2017 Notes

On December 19, 2017 we issued and sold a convertible promissory note in the principal amount of $112,500 (the “Note”). The Note, which is due on August 20, 2018, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) the lowest trading price for our common stock during the 25 trading days prior to the issuance date of the Note, or (ii) a 50% discount to the lowest trading price for our common stock during the 25 trading day period immediately prior to conversion. The conversion price discount will increase by 10% should we no longer be DWAC eligible; increased by 15% if we experience a DTC "chill" on our shares; and if both no longer DWAC eligible and a DTC chill the discount will be increased by 25%. The discount increases an additional 30% if we cease to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended, or if we fail to deliver free trading stock to the holder upon a conversion of the Note after 181 days from the issuance date of the Note. Further, our failure to timely deliver shares to the holder upon conversion will result in a payment to holder of $2,000 in cash per day. We have the right to prepay the Note within 90 days of the issuance date at a premium of 135% of all amounts owed to the holder and at a premium of 150% if prepaid more than 90 but less than 180 days following the issuance date. We have no right to prepay the Note more than 180 days after the issuance date. The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us.

January 2018 Notes

On January 9, 2018 we issued and sold a convertible promissory note dated December 19,2017 in the principal amount of $83,500 (the “Note”). The Note, which is due on December 19,2018, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the holder at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion. The conversion price discount will increase should we not be DWAC eligible; if we experience a DTC "chill" on our shares; if our market price falls below $1.00 per share; if we cease to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended, or if we fail to deliver free trading stock to the holder upon a conversion of the Note after 181 days from the issuance date of the Note. Further, our failure to timely deliver shares to the holder upon conversion will result in a payment to the holder of $1,000 in cash per day. We have the right to prepay the Note within 90 days of January 9, 2018 at a premium of 135% of all amounts owed to the holder and at a premium of 150% if prepaid more than 90 but less than 180 days following January 9, 2018. We have no right to prepay the Note more than 180 days after January 9, 2018. The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us.

Other Convertible Securities

As of the date hereof, other than the securities described above, we do not have any outstanding convertible securities.

Lock-up Agreements

In connection with the Acquisition, the SAPL shareholder entered into a Lock-Up Agreement. See “Shares Eligible for Future Sale—Lock-Up Agreements” below for more information.

Registration Rights

In connection with the Acquisition and the September 2017, November 2017, December 2017 and January 2018 Offerings, we entered into Registration Rights Agreements with our investors. See “Shares Eligible for Future Sale—Registration Rights” below for more information.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws and Nevada Law

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Anti-Takeover Statute

In the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have approximately 123 holders of record of our Common Stock, none of which are known to us to be residents of Nevada. The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested shareholders” for three years after the interested shareholder first becomes an interested shareholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested shareholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of our board of directors, by our President or Secretary, by a majority of our board of directors then in office or by stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting.

Amendment of Charter and Bylaw Provisions

The amendment of our Articles of Incorporation requires majority board and stockholder approval. The amendment of our by-laws requires majority board approval.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

Transfer Agent

The transfer agent and registrar for our Common Stock is V Stock Transfer, LLC or V Stock. V Stock’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is 212-828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Since our Common Stock commenced trading there has been a limited public market for our Common Stock. Future sales of our Common Stock, including shares issued upon the exercise of outstanding warrants or the conversion of outstanding promissory notes, in the public market, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months due to, in part, contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Presently, we have 49,558,334 shares of Common Stock outstanding, of which our directors and executive officers beneficially own an aggregate of 40,537,412 shares. Of those outstanding shares, approximately 192,330 shares of our Common Stock are freely tradable, without restriction, as of the date of this Prospectus. No shares issued in connection with the Acquisition, can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of the filing of our current report on Form 8-K filed on September 25, 2017.

Sale of Restricted Shares

Of the 49,558,334 shares of Common Stock outstanding, 49,366,004 of such shares are “restricted securities” as such term is defined in Rule 144. Further, the shares issuable upon exercise of outstanding warrants or conversion of outstanding notes will be restricted securities. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 which rules are summarized below.

Lock-up Agreements

In connection with the Acquisition, certain holders of our Common Stock agreed not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the date 24 months after the date of the Acquisition, except with our prior written consent.

Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of Common Stock that are restricted securities or are held by our affiliates as of the date of the Acquisition will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our current report on Form 8-K, reflecting our status as a non-shell company, was filed with the SEC, which occurred on September 25, 2017 and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted Common Stock for at least 6 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted Common Stock for at least 6 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our Common Stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the affiliate limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.

Registration Rights

In connection with the Acquisition and the September 2017, November 2017, December 2017 and January 2018 Offerings, we granted registration rights to the purchasers of our securities in such Offerings and certain of our pre-Acquisition Stockholders. The registration rights subject us to penalties and damages in varying degrees if we fail to file the registration statement, have it declared effective and maintain its effectiveness under certain timelines and conditions. Certain of the conditions have been waived, to some extent, by certain beneficiaries of such provisions. Certain of the registration obligations require that the registration statement be kept effective until the earlier of (i) the date on which the selling stockholders can sell all of their securities covered by the registration statement under Rule 144, without restriction; or (ii) all of the securities registered on behalf of the seller stockholder have been sold.

We must comply with the informational requirements of Rule 144 so long as any shares of Common Stock issued in the Offerings are subject to Rule 144, regardless of whether we are subject to filing requirements under the Exchange Act.

We will pay all expenses in connection with our registration obligations, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants and reasonable fees and disbursements of counsel to the investors. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective as of October 4, 2017, we dismissed Friedman LLP (“Friedman”) as our independent registered public accounting firm. Our Board of Directors approved the dismissal of Friedman on October 4, 2017, and on the same date, approved the engagement of ShineWing Australia (“ShineWing”) as our independent registered public accounting firm. The reports of Friedman on the financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included a going concern qualification.

During our fiscal years ended December 31, 2016 and 2015 and the subsequent interim period preceding their dismissal, there were no disagreements with Friedman, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Friedman, would have caused them to make reference to the subject matter of the disagreement in connection with their report on our financial statements.

During our fiscal years ended December 31, 2016 and 2015 and the interim periods preceding their engagement, and through October 4, 2017, neither we nor anyone on our behalf consulted with ShineWing regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided nor oral advice was provided to us that ShineWing concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by CKR Law LLP (“CKR”), New York, New York. CKR owns shares of our common stock (see “Security Ownership of Certain Beneficial Owners and Management”). CKR also serves as our legal counsel and receives legal fees in accordance with executed retainer agreements.

EXPERTS

ShineWing Australia, independent registered public accounting firm, has audited the financial statements of Sincerity Australia Pty Ltd. at June 30, 2017 and 2016, and for each of the two years in the period ended June 30, 2017, as set forth in their report. We have included the financial statements of Sincerity Australia Pty Ltd. in the prospectus and elsewhere in this registration statement in reliance on ShineWing Australia’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Level 27, Rialto Tower, 525 Collins Street, Melbourne, Victoria, Australia 3000 telephone: +61-3-98230361. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page Number
Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016 (unaudited)	F-2

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2017 and 2016 (unaudited)	F-4

Notes to Condensed Consolidated Financial Statements (unaudited)	F-5

Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Financial Statements	F-27

Notes to Unaudited Pro Forma Consolidated Financial Statements	F-31

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN US DOLLARS)
(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash	$35,875	$32,979
Accounts receivable	1,243,216	61,593
Inventories	42,705	-
Prepaid expenses	-	________-
Total current assets	1,321,796	94,572
Property and equipment	53,669	77,483
Intangible assets, net	69,175	5,547
Due from stockholder	477,422	-
Total assets	$1,922,064	$177,602
LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current liabilities
Line of credit	$117,546	$108,151
Accounts payable	958,167	46,589
Accrued expenses	48,558	71,486
Current maturities of notes payable	-	-
Deferred tax liabilities	26,324	-
Income tax liabilities	14,529	13,060
Long-term debt – current position	28,343	6,183
Related party loan	-	93,671
Total current liabilities	1,193,467	339,140
Notes payable, less current maturities	672,476	76,402
Long term debt – net of current position
Total Liabilities	$1,865,943	$415,542
Stockholders’ (Deficiency) Equity
Preferred stock
Authorized: $0.001 par value, 10,000,000 shares authorized
Issued and outstanding: nil preferred shares
Common stock
Authorized: $0.001 par value, 290,000,000 shares authorized
Issued and outstanding: 48,333,334 and 3,122,287, respectively	$48,333	$3,122
Additional paid-in capital	8,567,576	8,471,499
Accumulated deficit	(8,286,913)	(8,484,897)
Adjustments to equity to reflect retroactive application of reverse acquisition of accounting	(272,870)	(227,464)
Total stockholders’ (deficiency) equity	56,126	(237,740)
Total liabilities and stockholders’ (deficiency) equity	$1,922,064	$177,602

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(EXPRESSED IN US DOLLARS) FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2017 (UNAUDITED)

	Three Months Ended September September		Nine Months Ended September September
	30, 2017	30, 2016	30, 2017	30, 2016
Revenue
Sales	$1,141,026	$284,706	$1,996,918	$856,451
Cost of sales	(1,009,563)	(253,389)	(1,475,851)	(762,241)

Gross profit	131,463	31,317	521,064	94,210

Operating expenses
Selling, general and administrative	19,843	7,801	41,544	21,491
Professional fees	7,325	83	171,375	10,091
Research and development costs	-	-	-	-
Depreciation and amortization	5,934	1,844	37,790	29,101
Bad debt expenses (recoveries)	-	-	11,381	66,021
Impairment	-	-	-	245
Total operating expenses	33,102	9,728	262,090	126,949
Operating income (loss)	98,361	21,589	258,974	(32,739)

Other income (expenses)
Interest expense and amortization of debt discount	(5,832)	(1,444)	(23,818)	(41,633)
Other income	5,370	-	28,498	21,008
Other expense	-	-	-	(1,528)
Total other income (expenses)	(462)	(1,444)	4,680	(22,153)

Net income (loss)	97,899	20,145	263,654	(54,892)
Current	-	-	(14,276)	-
Deferred	-	-	(29,018)	-
Total provision for (reduction of) income taxes	-	-	(43,294)	-

Net income (loss) after tax	$97,899	$20,145	$220,360	$(54,892)
Net income (loss) attributable to
foreign currency translation income (loss)	(2,936)	(6,591)	(22,376)	(20,276)
Comprehensive income (loss)	(2,936)	(6,591)	(22,376)	(20,276)
Comprehensive loss attributable to Sincerity Applied Materials Corp stockholders	94,963	13,554	197,984	(75,168)

Unaudited. The accompanying notes are an integral part of these financial statements.

 SINCERITY APPLIED MATERIAL HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2017

Cash flow from operating activities	Nine months ended September 30
	2017	2016

Cash flow from operating activities net loss	220,360	(54,892)

Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	37,790	29,101
Gain/(loss) on disposition of equipment	(13,976)	-
Bad debt expenses	-	66,021
Increase of deferred income tax	26,324	-
Inventory adjustments	(42,705)	-
Impairment of intangible asset	5,814	217

(Increase) Decrease in:
Accounts receivables	(1,181,142)	(17,630)

(Increase) Decrease in:
Accounts payable	911,578	(129,809)
Accrued expenses and other current liabilities	(22,932)	(10,913)
Taxation	1,469	(11,402)
Prepaid expenses and other current assets	-	-

Net cash used in operating activities	(57,420)	(129,307)

Cash flows from financing activities
Proceeds from line of credit	9,395	-
- Payment of borrowing expenses	(69,442)
Repayment of long term debt	-	(7,212)
Proceeds from long term debt	622,417	-
Proceeds from convertible notes/offerings	150,000	-
Payment of balance due to stockholder	(629,677)	100,844

Net cash provided by (used in) financing activities	82,693	93,632

Cash flows from investing activities

Net cash provided by (used in) investing activities	-	-

Effect of exchange rate changes on cash	(22,376)	26,533

Net income/ (decrease) in cash	2,897	(9,142)

Cash and cash equivalents, beginning of period	32,979	12,347

Cash and cash equivalents, end of period	35,876	(3,205)

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements include the accounts of Sincerity Applied Material Holdings Corp which is a company domiciled in Australia. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”) and Regulation S-X published by the US Securities and Exchange Commission (the “SEC”). Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on the prior period net income, accumulated deficit, net assets, or total shareholders' deficit. The Company has evaluated events or transactions through the date of issuance of this report in conjunction with the preparation of these consolidated financial statements. All amounts presented are in US dollars, unless otherwise noted.

The financial statements, except for cash flow information, have been prepared on an accruals basis and are based on historical costs, modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. The amounts presented in the financial statements have been rounded to the nearest dollar.

Going Concern Basis

The financial statements have been prepared on the going concern basis, which assumes continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

At September 30, 2017 The Company had a current asset surplus of $128,332 and net asset surplus of $56,121 (December 31, 2016 current asset deficiency of $244,568 and net asset deficiency of ($237,940). The Company reported an after-tax income of $220,360 for the nine months ended September 30, 2017 (Nine months ended September 30, 2016 losses: $54,892).

The Company has prepared the financial statements on a going concern basis that contemplates the continuity of normal business activity, realization of assets and settlement of liabilities at the amounts recorded in the financial statements in the ordinary course of business.

Nature of Operations:

Sincerity Applied Material Holdings Corp (the "Company'') is a specialized provider of technologically advanced packing materials for the automotive, packaging, building & construction, and engineering industries, with headquarters located near Melbourne, Australia. The Company's primary customer is an unrelated entity with global operations that accounts for approximately 80% - 90% of The Company's revenue, and The Company's primary suppliers are in China and Malaysia.

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation & Transactions:

The functional currency of The Company is its local currency, the Australian dollar (AUD). The financial statements of the Company have been translated into U.S. dollars (USD). All balance sheet accounts, other than those in stockholder's deficiency which are translated based on historical rates accumulated over time, have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate in effect for the nine months ended September 30, 2017. Accumulated net translation adjustments have been reported separately in other comprehensive loss in the financial statements. Foreign currency translation adjustments resulted in a loss of $326 for the nine months ended September 30, 2017; such translation adjustments are not subject to income taxes. Foreign currency transaction losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the AUD, the functional currency, totaled $22,050 for the nine months ended September 30, 2017, and are included in the accompanying statement of income for the period.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash consists of bank checking accounts and cash equivalents may include term deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. At the balance sheet date, The Company has no cash equivalents.

Accounts Receivable:

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company evaluates its accounts receivable on a regular basis and establishes an allowance for doubtful accounts, when deemed necessary, based on a history of past write offs and collections and current credit conditions. A receivable is considered past-due based either on contractual terms or payment history. Accounts are written off as uncollectible after collection efforts have failed. In addition, The Company does not generally charge interest on past-due accounts or require collateral. It is at least reasonably possible that changes may occur in the near term that would affect management’s estimate of the allowance for doubtful accounts. At September 30, 2017, management determined that no allowance for doubtful accounts was required

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP’’) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

The Company recognizes revenue when the goods are delivered at the port of shipment by the supplier, the price is fixed or determinable, and collectability is reasonably assured.

Inventory:

Inventory is carried at the lower of cost or net realizable value (“NRV’’). Cost is based on the first-in, first-out (“FIFO”) cost method and includes expenditures incurred in acquiring the inventory and bringing it to its existing condition and location. NRV is based on the selling price. It is at least reasonably possible that the estimate of the net realizable value of the inventory may change materially within the near term.

Fixed Assets and Depreciation:

Fixed assets are stated at cost. Additions, renewals, and betterments that significantly extend the life of the asset are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Impairment of Long-Lived Assets:

The Company reviews long-lived assets, including fixed assets, for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the asset is less than carrying value. H impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. During the nine months ended September 30, 2017, no impairment losses were recognized for long-lived assets.

Debt Issuance Costs:

Borrowing costs (debt issue costs or deferred financing costs) are subject to amortization over the maturity period of the related debt or five years, whichever is shorter, using the straight-line method, which does not differ materially from the effective interest method. The Company presents such costs as a reduction of the carrying amount of the debt rather than as an asset, except for deferred financing costs related to a credit line which are presented as an asset. Amortization of debt issuance costs and deferred financing costs are classified as interest expense.

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Tax:

The Company is subject to the Australian small business company income tax collected by the Australian Tax Office (“ATO”). This income tax is provided for the tax effects of transactions reported in the financial statements and consists of the tax currently due (including any amended returns intended to be filed by management), plus deferred tax, if any, related to the recognition of the benefit of net operating losses (NOL’s) carried forward, and arising from deductible temporary differences between tax and U.S. GAAP for accumulated depreciation. At September 30, 2017, the deferred tax liabilities recognized of $26,324 arose as deferred income taxes for the interim period

Goods and Services Tax (“GST’’):

Transactions, including revenue, are recognized by The Company net of GST, except when the amount of GST is not recoverable from the Australian Taxation Office (ATO). Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included as a receivable or payable in the balance sheet.

Shipping and Handling Costs:

No Freight costs included in cost of sales. All freight costs relating to the period are fully reimbursed by the client and these items are recognized in the period which the reimbursements received, and payments remitted.

Advertising:

There were no advertising costs for the period.

Travel Costs

Travel expenses included under Selling, general and administrative and accumulates to $15,219. The expenses predominantly consisted of travel to China and Hong Kong by company associates.

U.S. GAAP Recently Issued Accounting Standard Updates Not Presently Effective:

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU’’) 2014-09, Revenue from Contracts with Customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard will be effective for fiscal year ending June 30, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Reverse Acquisition Accounting
In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Acquisition will be replaced with the historical financial statements of SAPL, prior to the Acquisition, in all future filings with the SEC. Consequently, retroactive adjustments have been made to the equity balances of SAPL to reflect the equity balances of the legal parent company Sincerity Applied Materials Holdings Corp as required under ASC 805 and the application of reverse acquisition accounting.

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly-recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for fiscal year ending June 30, 2022. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Management does not believe that any other recently issued, but not yet effective, U.S. GAAP accounting standard if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events:

Management has evaluated subsequent events through November 20, 2017, the date the financial statements were available to be issued. No significant subsequent events were identified by management.

NOTE 2 – SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash maintained at commercial banks is either insured by the Australian Government Guarantee up to $250,000 (AUD) or the U.S. Federal Deposit Insurance Corporation up to $250,000 (USD) in total at each bank. At September 30, 2017, cash did not exceed insured limits.

At September 30, 2017, credit risk for trade accounts is concentrated as well because 100% of the balances are receivable from one customer. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral.

NOTE 3 -MAJOR CUSTOMERS

During the nine months ended September 30, 2017, 100% of The Company’s sales were to three customers, of which approximately 85% were to its primary customer.

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 4 FIXED ASSETS

At September 30, 2017 and December 31, 2016 fixed assets are comprised of the following:

	September 2017	December 2016	Estimated Useful Lives
Vehicles	115,698	119,559	5 years
Office equipment and furniture and fixtures	20,349	18,723	5 years
	136,047	138,282
Less: accumulated depreciation	82,378	60,799
Total, net of accumulated depreciation	53,669	77,483

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 5 -NOTE PAYABLE- LINE OF CREDIT & LOAN GUARANTEE

The Company has a total $950,000 (AUD) bank credit line (approximately $711,000 (USD) at September 30, 2017) personally guaranteed by certain Company officers, and secured by real property owned by those officers, available to be used for core business working capital requirements, $800,000 (AUD) of which is designated as the “mortgage loan” portion with the remaining balance of $150,000 (AUD) designated as the “business loan” portion. The mortgage loan portion of the credit line is subject to the bank’s business mortgage index rate (5.94% per annum at September 30, 2017) minus 2.23% per annum for a maximum term of 30 years from the first drawdown date, and the business loan portion of the credit line is subject to the bank’s business mortgage index rate minus 1.08% per annum for a maximum term of 15 years from the first drawdown date. The business loan at September 30, 2017, $117,546 (USD) is drawn and payable on the business loan; no drawings have been made on the mortgage loan as of the balance sheet date. Interest only is due monthly in arrears for the first 3 years from the first drawdown date for draws from the mortgage loan and from the business loan.

NOTE 6 – LONG-TERM DEBT

The Company has a chattel mortgage outstanding at September 30, 2017 secured by a motor vehicle requiring monthly payments approximating $2,700 (and a final payment approximating $37,000) that include interest approximating 8.4%, and maturing on January 28, 2019. The components of the balance due under the chattel mortgage at September 30, 2017 are as follows:

	September 2017	December 2016
Secured loan	$626,376	$-
Note payable	74,444	82,585
Less: current portion	(28,343)	(6,183)
Total long-term debt, less current portion	672,477	76,402

Maturities of long-term debt at September 30, 2017 for each of the next five years and in the aggregate, are as follows:

	September 2017	December 2016
Next 12 months	$32,400	$32,400
2 years	42,043	32,400
3 years	626,376	17,785
	700,819	82,585

NOTE 7-BALANCE DUE FROM STOCKHOLDER

The balance due from the stockholder at September 30, 2017 amounts to $477,422, and is subject to an unsecured loan agreement that requires interest at the rate of 7.8% per annum on balances outstanding for at least an entire year, and stipulates repayment within one year from the balance sheet date, subject to the lender’s discretion. The agreement also provides for future advances and payments at the discretion of the parties. No interest has been charged during the interim period in accordance with the terms of the agreement.

Unaudited. The accompanying notes are an integral part of these financial statements.

SINCERITY APPLIED MATERIAL HOLDINGS CORP
NOTES TO FINANCIAL STATEMENTS AT
SEPTEMBER 30, 2017

NOTE 8 - ACCUMULATED OTHER COMPREHENSIVE INCOME

The balance of accumulated other comprehensive income at September 30, 2017 relates entirely to the foreign currency translation, as follows:

Other comprehensive loss	(326)

The assets and liabilities of The Company have been translated from its functional currency (AUD) into U.S. dollars (USD) using the current exchange rate. Changes in exchange rates generally do not affect cash flows; therefore, resulting translation adjustments are made in stockholder's deficiency rather than in income.

NOTE 9 - OTHER RELATED PARTY TRANSACTIONS

Rent - The stockholder provides The Company its office facilities rent free.

NOTE 10 - FOREIGN CURRENCY GAINS AND LOSSES

Foreign currency transaction gains or losses result from exchange rate fluctuations on transactions denominated in a currency other than the AUD functional currency, and are included in the statement of income during the period the fluctuations occur. A foreign currency loss of $22,050 was recognized for the three months ended September 30, 2017.

Unaudited. The accompanying notes are an integral part of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Sincerity Australia Pty Ltd,
Melbourne, Australia

We have audited the accompanying balance sheets of Sincerity Australia Pty Ltd (the “Company”) as of June 30, 2017 and June 30 2016, and the related statements of income and accumulated deficit, comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sincerity Australia Pty Ltd as of June 30, 2017 and June 30, 2016, and the results of its’ operations and its’ cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

ShineWing Australia

Melbourne, Australia, September 29, 2017

SINCERITY AUSTRALIA PTY LTD
BALANCE SHEETS
AT

	JUNE 30,
ASSETS	2017	2016

Current Assets
Cash	$5,536	$3,590
Accounts receivable	545,096	76,176
Vendor balance receivable	-	34,960
Inventory	41,839	40,569
Due from stockholder	29,500	-
Deferred Tax Assets	28,934	-
Total Current Assets	650,905	155,295
Due from stockholder	373,047	-
Fixed assets - at cost, less accumulated depreciation	58,395	83,596
Total Assets	1,082,347	238,891
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current Liabilities
Long-term debt - current portion	$142,350	$24,290
Accounts payable	217,778	-
Accrued expenses	170,537	68,918
Income tax payable	-	13,485
Due to stockholder	-	118,761
Total Current Liabilities	530,665	225,454
Long-term debt - net of current portion	666,005	76,831
Total Liabilities	1,196,670	302,285

Stockholder’s Deficiency
Common stock, $1 per share par value
10,000 shares authorized, issued and outstanding	9,426	9,426
Accumulated deficit	(138,656)	(105,569)
Accumulated other comprehensive income
Foreign currency translation	14,907	32,749
Total Stockholder's Deficiency	(114,323)	(63,394)

	$1,082,347	$238,891

The accompanying notes are an integral part of these financial statements.

SINCERITY AUSTRALIA PTY LTD
STATEMENTS OF INCOME AND ACCUMULATED
DEFICIT FOR THE YEARS ENDED

	JUNE 30,
	2017	2016
Sales	$1,281,816	$1,223,438

Cost of goods sold	(1,027,579)	(882,553)

Gross profit	254,237	340,885

Decline in net realizable value of inventory	-	(46,794)

Income before selling, general, and administrative expenses and other income (loss)	254,237	294,091

Selling, general and administrative expenses(including interest expense of $14,907 - 2017 and $36,998 - 2016)	(263,490)	(187,708)

Income before other income (loss) and provision for(reduction of) income taxes	(9,253)	106,383
Other income (loss)
Foreign currency transactions	(51,000)	6,415
Disposition of equipment	1,616	1,079
Total other income (loss)	(49,384)	7,494

Income (loss) before provision for (reduction of) income taxes	$(58,637)	$113,877
Provision for (reduction of) income taxes

Current	-	13,454
Deferred	28,934	25,625
Total provision for (reduction of) income taxes	28,934	39,079

Net income (loss)	$(29,703)	$74,798
Accumulated deficit – beginning	$(105,569)	$(171,434)

Foreign currency translation adjustment	(3,384)	-

Distributions to stockholder	-	(8,933)

Accumulated deficit - end	$(138,656)	$(105,569)

The accompanying notes are an integral part of these financial statements.

SINCERITY AUSTRALIA PTY LTD
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED

	JUNE 30,
	2017	2016

Net Income (loss)	$(29,703)	$74,798
Other comprehensive income:
Foreign currency translation adjustmen	(17,842)	4,620

Total comprehensive income	$(47,545)	$79,418

The accompanying notes are an integral part of these financial statements.

SINCERITY AUSTRALIA PTY LTD
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED

	JUNE 30,
	2017	2016
Cash Flows From Operating
Activities Net income (loss)	$(47,545)	$74,798

Adjustments To Reconcile Net Income (Loss) To Net Cash Provided By Operating Activities
Depreciation	29,434	29,416
Deferred financing costs	(3,075)	-
(Gain) loss on disposition of equipment/asset write down	(13,457)	(1,079)
Bad debt expense	10,874	64,170
Decline in net realizable value of inventory	-	46,794
Provision for (reduction of) deferred income taxes	(28,903)	25,625
(Increase) Decrease In:
Accounts receivable	(477,800)	105,334
Inventory	-	(87,272)
Increase (Decrease) In:
Accounts payable	253,837	(99,892)
Accrued expenses	100,778	(3,755)
Income tax payable	-	13,455
Total Adjustments	(128,312)	92,796
Net Cash Provided By Operating Activities	(175,857)	167,594
Cash Flows From Investing Activities
Proceeds from disposition of equipment	-	4,053
Cash Flows From Financing Activities
Repayment of lines of credit	-	-
Proceeds of long-term debt	725,774	-
Repayments of long-term debt	(24,584)	(22,902)
Proceeds on (payments of) balance due to stockholder, at net	(523,428)	(221,269)
Net Cash Used in Financing Activities	177,762	(244,171)
Effect of exchange rate changes on cash	41	(2,789)
Net increase (decrease) in cash	1,946	(75,313)
Cash - beginning	3,590	78,903
Cash-end	5,536	3,590
Supplemental Information:
Interest paid during period	14,907	11,006
Income taxes paid during period	-	-
Supplementary Schedule of Non-Cash Investing and Financing Activities:
Acquisition of motor vehicle directly financed by long-term debt	-	-
Deposit on purchase of motor vehicle paid directly by stockholder	-	-
Proceeds from trade-in of motor vehicle applied to long-term debt	-	-
Payment of line of credit balance directly by stockholder	-	-
Distributions to stockholder offset by balance due to stockholder	-	8,933

The accompanying notes are an Integral part of these financial statements.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements include the accounts of Sincerity Australia Pty Ltd which is a company domiciled in Australia. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”) and Regulation S-X published by the US Securities and Exchange Commission (the “SEC”). Certain prior period amounts have been reclassified to conform to the current period presentation. Such reclassifications had no effect on the prior period net income, accumulated deficit, net assets, or total shareholders' deficit. The Company has evaluated events or transactions through the date of issuance of this report in conjunction with the preparation of these consolidated financial statements. All amounts presented are in US dollars, unless otherwise noted.

The financial statements, except for cash flow information, have been prepared on an accruals basis and are based on historical costs, modified, where applicable, by the measurement at fair value of selected non-current assets, financial assets and financial liabilities. The amounts presented in the financial statements have been rounded to the nearest dollar.

Going Concern Basis

The financial statements have been prepared on the going concern basis, which assumes continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

At June 30, 2017, the Company had a current asset surplus of $120,240 and a stock holder’s deficiency of $114,323 (June 30, 2016 current asset deficiency of $70,159 and a stock holder’s deficiency of $63,394). The Company reported a loss of $29,703 for the year ended June 30, 2017 (June 30, 2016 profit: $74,798).

Despite the current asset deficiency, the Company has prepared the financial statements on a going concern basis that contemplates the continuity of normal business activity, realization of assets and settlement of liabilities at the amounts recorded in the financial statements in the ordinary course of business.

The Company believes that there are reasonable grounds to support the fact that it will be able to pay its debts as and when they become due and payable. The company is a party to a transaction which lead to a private placement offering $250,000. These funds will be used for working capital purposes. Subsequent to deal close a further round of capital raising is anticipated and this is expected to be raise additional $150,000 and used towards working capital.

If the Company is unable to continue as a going concern it may be required to realise its assets and extinguish its liabilities other than in the ordinary course of business at amounts different from those stated in the financial statements.

The financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that might be necessary should the company not continue as a going concern.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Nature of Operations:

Sincerity Australia Pty Ltd (the "Company") is a specialized provider of technologically advanced packing materials for the automotive, packaging, building & construction, and engineering industries, with headquarters located near Melbourne, Australia. The Company's primary customer is an unrelated entity with global operations that accounts for approximately 80% - 90% of the Company's revenue, and the Company's primary suppliers are located in China and Malaysia.

Foreign Currency Translation & Transactions:

The functional currency of the Company is its local currency, the Australian dollar (AUD). The financial statements of the Company have been translated into U.S. dollars (USD). All balance sheet accounts, other than those in stockholder's deficiency which are translated based on historical rates accumulated over time, have been translated using the exchange rates in effect at the balance sheet dates. Income statement amounts have been translated using the average exchange rates in effect for the years. Accumulated net translation adjustments have been reported separately in other comprehensive income in the financial statements. Foreign currency translation adjustments resulted in losses of $17,842 and gains of $4,620 for the years ended June 30, 2017 and 2016, respectively; such translation adjustments are not subject to income taxes.

Foreign currency transaction gains (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the AUD, the functional currency, totaled $(51,000) and $6,415 for the years ended June 30, 2017 and 2016, respectively, and are included in other income (loss) in the accompanying statements of income.

Cash and Cash Equivalents:

For purposes of the statements of cash flows, cash consists of bank checking accounts and cash equivalents may include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. At the balance sheet dates, the Company has no cash equivalents.

Accounts Receivable:

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company evaluates its accounts receivable on a regular basis and establishes an allowance for doubtful accounts, when deemed necessary, based on a history of past write offs and collections and current credit conditions. A receivable is considered past due based either on contractual terms or payment history. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral It is at least reasonably possible that changes may occur in the near term that would affect management's estimate of the allowance for doubtful accounts. At June 30, 2017 and 2016, management determined that no allowance for doubtful accounts was required.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition:

The Company recognizes revenue when the goods are delivered at the port of shipment by the supplier, the price is fixed or determinable, and collectability is reasonably assured

Inventory:

Inventory is carried at the lower of cost or net realizable value ("NRV''). Cost is based on the first-in, first-out ("FIFO") cost method and includes expenditures incurred in acquiring the inventory and bringing it to its existing condition and location. NRV is based on the selling price. During the year ended June 30, 2016 the Company's inventory was written down by approximately $47,000 because of a decline in its net realizable value during the year, and it is at least reasonably possible that the estimate of the value of the inventory may change materially within the near term.

Fixed Assets and Depreciation:

Fixed assets are stated at cost. Additions, renewals, and betterments that significantly extend the life of the asset are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Impairment of Long-Lived Assets:

The Company reviews long-lived assets, including fixed assets, for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the asset is less than carrying value. H impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. During the years ended June 30, 2017 and 2016, no impairment losses were recognized for long-lived assets.

Debt Issuance Costs:

Borrowing costs (debt issue costs} are subject to amortization over the maturity period of the related chattel mortgage or five years, whichever is shorter, using the straight-line method, which does not differ materially from the effective interest method. The Company presents debt issuance costs as a reduction of the carrying amount of the debt rather than as an asset, and reports amortization of debt issuance costs as interest expense.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Tax:

The Company is subject to the Australian small business company income tax collected by the Australian Tax Office ("ATO"). This income tax is provided for the tax effects of transactions reported in the financial statements and consists of the tax currently due (including any amended returns intended to be filed by management), plus the deferred tax at June 30, 2017 related to the recognition of the benefit of net operating losses (NOL's) carried forward, and arising from deductible temporary differences between tax and U.S. GAAP for accumulated depreciation. The deferred tax asset represents the future deductible tax consequences of the use of the NOL's and future settlement of the aforementioned deductible temporary differences. Further, the Company adopted and prospectively applied Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that deferred tax liabilities and assets be classified as noncurrent in a classified balance sheet.

Goods and Services Tax ("GST')

Transactions, including revenue, are recognized by the Company net of GST, except when the amount of GST is not recoverable from the ATO. Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included as a receivable or payable in the balance sheets.

Shipping and Handling Costs:

Freight costs are included in cost of sales and approximated $22,000 for each of the years ended June 30, 2017 and 2016.

Advertising:

Advertising is expensed as incurred and $1,812 and $2,781 for the years ended June 30, 2017 and 2016, respectively.

U.S. GAAP Recently Issued Accounting Standard Updates Not Presently Effective:

On May 28, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers. The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity's contracts with customers. This standard will be effective for fiscal year ending June 30, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

U.S. GAAP Recently Issued Accounting Standard Updates Not Presently Effective (Continued):

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly-recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for fiscal year ending June 30, 2022. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Management does not believe that any other recently issued, but not yet effective, U.S. GAAP accounting standard if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash maintained at commercial banks is either insured by the Australian Government Guarantee up to $250,000 (AUD) or the U.S. Federal Deposit Insurance Corporation up to $250,000 (USD) in total at each bank. At June 30, 2017 and 2016, cash did not exceed insured limits.

At June 30, 2017 and 2016, credit risk for trade accounts is concentrated as well because 100% of the balances are receivable from three customers. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial conditions, but does not generally require collateral.

NOTE 3 - MAJOR CUSTOMERS

During the years ended June 30, 2017 and 2016, 100% of the Company's sales were to three customers, of which approximately 85% was to its primary customer.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 4 – FIXED ASSETS

At June 30, 2017, fixed assets are comprised of the following:

	June 30, 2017	June 30, 2016	Estimated Useful Lives
Vehicles	$113,352	$123,445	5 years
Office equipment and furniture and fixtures	19,937	19,332	5 years
	133,289	142,777
Less: accumulated depreciation	74,894	59,181
Total, net of accumulated depreciation	$58,395	$83,596

NOTE 5 – LONG TERM DEBT

The Company has a chattel mortgage outstanding at June 30, 2017 and 2016 secured by a motor vehicle requiring monthly payments approximating $2,700 (and a final payment approximating $37,000) that include interest approximating 8.4%, and maturing on January 28, 2019. The components of the balance due under the chattel mortgage at June 30, 2017 and 2016 are as follows:

	June 30, 2017	June 30, 2016
Note payable	$79,517	$101,221
Less: unamortized debt issuance costs Long-term debt, less unamortized debt	-	(100)
issuance costs	79,517	101,121
Less: current portion	27,187	24,290
Total long-term debt, less current portion	$52,330	$76,831

Maturities of long-term debt at June 30, 2017 for each of the next five years and in the aggregate, approximate the following:

June 30, 2018	$27,117
2019	$52,400
2020	-
2021	-
2022	-
$52,330

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

The company is also liable to pay $613,674 to ANZ Banking Group Limited, loan secured by real estate owned by the company officer and partner. The loan is also personally guaranteed by the company officer and partner. This is loan is expected to be restructured and settled in due course. The loan is currently interest only and expected to accrue around $30,000.00 in interest payable.

There is an additional $115,000 obtained as a segregated facility over the above property. This is an interest only loan and the interest expenses are expected to be around $6,000.00

Both loans are on a variable interest approximating 5%.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 6 – BALANCE DUE FROM/TO STOCKHOLDER

The balance due from the stockholder at June 30, 2017 and due to stockholder at June 30, 2016 amounts to $402,547 and $118,761, respectively, and is subject to an unsecured loan agreement that requires interest at the rate of 5.4% per annum on balances outstanding for at least an entire year, and stipulates repayment within one year from the balance sheet date, subject to the lender's discretion. The agreement also provides for future advances and payments at the discretion of the parties. Interest expense on the stockholder loan approximated $20,000 and Company received $9,000 for the years ended June 30, 2017 and 2016, respectively.

NOTE 7 – DEFERRED INCOME TAX

The balance of deferred income tax at June 30, 2017 consists of the following:

	June 30, 2017	June 30, 2016	See note
Attributable to benefit of NOL's carried forward	$-	$-	11
Attributable to deductible temporary differences regarding accumulated depreciation	28,934	-

	$28,934	$-

NOTE 8 – ACCUMULATED OTHER COMPREHENSIVE INCOME

The balance of accumulated other comprehensive income at June 30, 2017 and 2016 relates entirely to the foreign currency translation, as follows:

	June 30, 2017	June 30, 2016
Beginning balance at July 1	$32,749	$28,129
Other comprehensive income	(17,842)	4,620
Ending balance at June 30	$14,907	$32,749

The assets and liabilities of the Company have been translated from its functional currency (AUD) into U.S. dollars (USD) using the current exchange rate. Changes in exchange rates generally do not affect cash flows; therefore, resulting translation adjustments are made in stockholder's deficiency rather than in income.

NOTE 9 - OTHER RELATED PARTY TRANSACTIONS

Rent - The stockholder provides the Company its office facilities rent free.

Supplier - The Company purchases from a supplier related by common ownership and management. Total purchases from the related party supplier approximated $40,000 and $358,000 for the years ended June 30, 2017 and June 30, 2016, respectively.

SINCERITY AUSTRALIA PTY LTD
NOTES TO FINANCIAL STATEMENTS
AT
JUNE 30, 2017 AND 2016

NOTE 10 – LEGAL SETTLEMENT

During the year ended June 30, 2015, the Company reached a legal settlement in its favor for approximately $67,000 which was applied directly to the balance due for related legal services at that balance sheet date. The final settlement amount $20,000 was owed until June 30, 2017 and subsequently settled in July.

NOTE 11 – NET OPERATING LOSSES AVAILABLE (SEE NOTE 7)

At June 30, 2017 the Company had NOL’s available for future approximating $61,000 and can be offset against future income tax liability.

NOTE 12 - PROVISION FOR (REDUCTION OF) DEFERRED INCOME TAXES

The provision for (reduction of) deferred income taxes consists of the following components for the years ended June 30, 2017 and 2016:

	2017	2016
Arising from (increase) decrease in available NOL's	$18,769	$16,725
Arising from decrease in taxable differences - accumulated depreciation	-	-
Arising from (increase) decrease in deductible differences - accumulated depreciation	10,165	8,900
Total provision for (reduction of) deferred income taxes	$28,934	$25,625

NOTE 13 – SUBSEQUENT EVENT

On June 5, 2017, the Company, along with its stockholder, entered into an agreement to be acquired by Sincerity Applied Materials Holdings Corp. (the "Parent"), a publicly traded Nevada, U.S. corporation, under which the Company would continue its existing business operations as the sole subsidiary of the Parent. The agreement is subject to a termination deadline, presently August 15, 2017, and may also be terminated by the parties under certain specified circumstances.

SINCERITY APPLIED MATERIALS HOLDINGS CORP. AND CONSOLIDATED SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of Sincerity Applied Materials Holdings (SAMHC) and its consolidated subsidiaries, adjusted to reflect the purchase of Sincerity Australia Pty Ltd (SAPL). The following unaudited condensed consolidated pro forma financial statements of Sincerity Applied Materials Holdings should be read in conjunction with the related notes and with the historical consolidated financial statements of Sincerity Applied Materials Holdings and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the purchase of Sincerity Australia Pty Ltd as if it occurred on June 30, 2017. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Sincerity Applied Materials Holdings believes are reasonable.

The unaudited condensed consolidated pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Sincerity Australia Pty Ltd closed on June 30, 2017 for the unaudited condensed pro forma consolidated balance sheet or at the beginning of each fiscal period presented for the unaudited condensed pro forma statements of consolidated income. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the purchase or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited condensed consolidated pro forma financial statements as being indicative of the historical operating results that Sincerity Applied Materials Holdings would have achieved or any future operating results or financial position that it will experience after the transaction closes.

Sincerity Applied Materials Holdings Corp and Consolidated Subsidiaries Unaudited Condensed Pro Forma Consolidated Balance Sheets June 30, 2017

	SAMHC Historical	SAPL Historical	Pro Forma Combined
Assets
Current Assets
Cash	$-	$5,536	$5,536
Prepaid expenses	-	-	-
Accounts receivable	-	545,096	545,096
Due from stockholders	-	29,500	29,500
Inventory	-	41,839	41,839
Total Current Assets	-	621,971	621,971

Deferred financing costs	-	-	-
Deferred income tax asset	-	28,934	28,934
Investments in associated companies	-	-	-
Fixed assets - at cost, less accumulated depreciation	-	58,395	58,395
	-	87,329	87,329

Non-current Assets
Due from stockholders	-	373,047	373,047
Total Non-Current Assets	-	373,047	373,047
Total Assets	-	1,082,347	1,082,347

Current Liabilities
Note payable - line of credit	-	115,163	115,163
Long-term debt current position	-	27,187	27,187
Accounts payable	-	217,778	217,778
Accrued expenses	14,633	170,537	185,170
Income tax payable	-	-	-
Total Current Liabilities	14,633	530,665	545,298
Non-Current Liabilities
Chattel mortgage (NC)	-	52,330	52,330
Loan - Home Loan Refinance	-	613,675	613,675
Total Non-Current Liabilities	-	666,005	666,005
Total Liabilities	14,633	1,196,670	1,211,303
Net Assets (Liabilities)	(14,633)	(114,323)	(128,956)

Equity
Authorized: .0.001 par value, 290,000,00 and 10,000 at AUD $1 shares respectively authorized
Issued and outstanding: 3,122,287 and 10,000 respectively	3,122	9,426	12,548
Additional paid-in capital	8,567,576	-	8,567,576
Accumulated deficit	8,585,331	(138,656)	(8,723,987)

Accumulated other comprehensive income	-	-	-
Foreign currency translation	-	14,907	14,907
Total Stockholder's Deficiency	(14,633)	(114,323)	(128,956)
Total liabilities and stockholder's deficiency	-	1,082,347	1,082,347

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

Sincerity Applied Materials Holdings Corp. and Consolidated Subsidiaries Unaudited Condensed Pro Forma Statement of Consolidated Income For the Fiscal Year Ended June 30, 2017

	SAMHC Historical	SAPL Historical	Pro Forma Combined
Revenue
Sales	$-	$1,281,816	$1,281,816
Total Revenue		1,281,816	1,281,816
Cost of goods sold	-	1,027,579	1,027,579
Gross Profit	-	254,237	254,237

Operating expenses
Selling, general and administrative	14,876	52,134	67,010
Professional fees	93,334	164,966	258,300
Depreciation and amortization	-	35,240	35,240
Bad debt recoveries	-	11,150	11,150
Total operating expenses	108,210	263,490	371,700

Total operating loss	(108,210)	(9,253)	(117,463)

Other income (expenses)
Reduction of income taxes - deferred	-	28,934	28,934
Foreign currency transaction loss	-	(51,000)	(51,000)
Gain on sale of non-current asset	14,799	1,616	16,415
Other expenses	(7,023)	-	(7,023)
	7,776	(20,450)	(12,674)

Net profit (loss)	(100,434)	(29,703)	(130,137)

Net income/(loss)	(100,434)	(29,703)	(130,137)
Foreign currency transaction loss	-	(17,842)	(17,842)
Net profit (loss)	(100,434)	(47,545)	(147,979)

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Sincerity Applied Materials Holdings Corp. and Consolidated Subsidiaries Unaudited Condensed Pro Forma Statement of Consolidated Cash Flows For the Fiscal Year Ended June 30, 2017

	SAMHC Historical	SAPL Historical	Pro Forma Combined
Net loss	$(100,434)	$(47,545)	$(147,979)
Adjustment to reconcile net loss to cash used in operating activities
Expenses paid by CKR under SPA	96,078	-	96,078
Gain on sale of Equidam Holdings B.V	(14,799)	-	(14,799)
Reduction of deferred income tax	-	(28,903)	(28,903)
Depreciation and amortization	-	29,434	29,434
Non-current asset write down		(13,457)	(13,457)
Provision for doubtful debts	-	10,874	10,874
Changes in assets and liabilities
Accounts receivables	-	(477,800)	(477,800)
Deferred financing costs	-	(3,075)	(3,075)
Prepaid expenses and other current assets	29,769		29,769
Accounts payable	(16,879)	253,837	236,958
Accrued expenses and other current liabilities	(19,522)	100,778	81,256
Net cash used in operating activities	(25,787)	(175,857)	(201,644)

Cash flows from financing activities
Proceeds from ANZ loan	-	725,774	725,774
Repayment of long term debt	-	(24,584)	(24,584)
Loan to stockholder, at net	-	(523,428)	(523,428)
Net cash provided by (used in) financing activities	-	177,762	177,762

Cash flows from investing activities
Proceeds from sale of Equidam Holdings BV	15,902	-	15,902
Net cash provided by (used in) investing activities	15,902	-	15,902

Effect of exchange rate changes on cash	208	41	249
Net income/ (decrease) in cash	(9,677)	1,946	(7,731)

Cash and cash equivalents, beginning of period	9,677	3,590	13,267
Cash and cash equivalents, end of period	-	5,536	5,536

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

SINCERITY APPLIED MATERIALS HOLDINGS CORP. AND CONSOLIDATED SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Sincerity Applied Materials Holdings Corp and Sincerity Australia Pty Ltd Company’s historical consolidated financial statements as adjusted to give effect to the acquisition of Sincerity Australia Pty Ltd. The unaudited pro forma combined statements of operations for the 6 months ended June 30, 2017 for Sincerity Applied Materials Holdings Corp and the 12 months ended 30 June 2017 for Sincerity Australia Pty Ltd give effect to the Sincerity Australia Pty Ltd Company acquisition as if it had occurred on June 30, 2017.

Note 2 – Adjustments

The pro forma financial statements have been prepared on an amalgamated basis by combining the trial balances of Sincerity Applied Materials Holdings Corp and Sincerity Australia Pty Ltd. No adjustments have been made to these numbers for the purposes of preparing this pro forma.

sincerity applied materials holdings corp.

12,441,726 Shares of Common Stock

________________________

PROSPECTUS
________________________

              , 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. Except for the SEC registration fee, all amounts are estimates.

Description	Amount
SEC registration fee	$3,486
Legal fees and expenses	40,000
Total expenses	$43,486

Item 14.  Indemnification of Directors and Officers.

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents.  The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our Articles of Incorporation and By-Laws state that we shall indemnify every (i) present or former director or officer, and (ii) any person who served at our request as a director or officer of another corporation, or other enterprise (each an “Indemnitee”), to the fullest extent permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by an Indemnitee in connection therewith.

In addition to the rights to indemnification afforded to our officers and directors under our Articles of Incorporation and By-Laws, we intend to enter into Indemnification Agreements with each of our officers and directors pursuant to which we will be required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into these agreements helps us to attract and retain highly competent and qualified persons to serve the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Securities issues in the September 2017, November 2017, December 2017 and January 2018 Offerings

The information regarding our notes and warrants issued in our September 2017, November 2017. December 2017 and January 2018 Offerings, set forth above under “Description of Capital Stock-Warrants” and “Description of Capital Stock-Notes” is incorporated herein by reference.

Shares Issued in Connection with the Acquisition

On September 19, 2017, pursuant to the terms of the Acquisition Agreement, all of the shares of stock of Sincerity Australia Pty Ltd. were exchanged for 45,211,047 restricted shares of our Common Stock. The issuance of the shares to Sincerity Australia Pty Ltd. In the Acquisition was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Shares Issued after the Acquisition

In December 2017 we issued 1,000,000 shares of our restricted common stock to Chengdu Holdings Pty Ltd., as Trustee for the Avoca Trust, a trust beneficially owned by the family of Nils Ollquist, as a bonus under Mr. Ollquist’s employment arrangement with us.

On February 5, 2018 we issued 75,000 shares of our restricted common stock to pure Boba Family Trust, a trust beneficially owned by Fan Yang at a price of $1.33333 per share or an aggregate of $100,000.

In December 2017 we issued 150,000 shares of our restricted common stock to a consultant under an Investor Relations Agreement.

All of the foregoing issuances were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Sales of Unregistered Securities of Sincerity Australia Pty Ltd.

No unregistered securities were issued by Sincerity Australia Pty Ltd. within the past three years.

Item 16. Exhibits and Financial Statement Schedules

(a) See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 16.  Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●
have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●
may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

d) Exhibits.

Exhibit	Description
2.1
Acquisition Agreement dated June 5, 2017 by and among the Registrant, Sincerity Australia Pty Ltd. (“SAPL”), and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2017)

2.2
Amendment No. 1 dated July 7, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2017)

2.3
Amendment No. 2 dated July 21, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.8 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2017.

2.4
Amendment No. 3 dated August 15, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2017.

2.5
Amendment No. 4 dated August 23, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2017.

2.6
Amendment No. 5 dated September 1, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2017.

2.7
Amendment No. 6 dated September 15, 2017 to the Acquisition Agreement dated June 5, 2017 by and among the Registrant, SAPL and the sole shareholder/member of SAPL (incorporated by reference to Exhibit 2.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2017)

3.1
Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177500) filed with the Securities and Exchange Commission on October 25, 2011)

3.2
Certificate of Amendment of Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2013)

3.3
Certificate of Amendment of Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2017)

3.4
By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177500) filed with the Securities and Exchange Commission on October 25, 2011

5.1*	Legal Opinion of CKR Law LLP

10.1
Form of 2017 Lock-Up and No Short Selling Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.20
Form of 2017 Subscription Agreement between the Registrant and the investors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.3
Form of 2017 PPO Warrant for Common Stock of Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.4
Form of 2017 12% Senior Secured Convertible Note of the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.5
Form of 2017 Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.6	Form of 2017 Security Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.7
Unsecured Loan Agreement dated March 31, 2017 between Zhang Yiwen (James Zhang) and Sincerity Australia Pty. Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.8
Sincerity Australia Pty. Ltd. Credit Line Letter Agreement dated November 24, 2016 (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2017)

10.9
Securities Purchase Agreement dated November 9, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2017)

10.10
Form of 12% Convertible Promissory Note Dated November 9, 2017 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2017)

10.11
Form of Class A Warrant dated November 9, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2017)

10.12
Form of Class B Warrant dated November 9, 2017 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2017)

10.13
Securities Purchase Agreement dated November 20, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2017)

10.14
12% Convertible Promissory Note dated November 20, 2017 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2017)

10.15
Registration Rights Agreement dated November 20, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2017)

10.16
Amendment No. 1 to Securities Purchase Agreement dated November 20, 2017 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2017)

10.17
Securities Purchase Agreement dated November 20, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2018)

10.18
12% Convertible Promissory Note dated December 19, 2107(incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2018)

10.19
Registration Rights Agreement dated December 19, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2018)

10.20
Registrant’s 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2013)

16.1
Letter from Friedman LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2017)

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Independent Registered Public Accounting Firm

23.3*	Consent of CKR Law LLP (included in Exhibit 5.1)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne (Australia) on February 21, 2018.

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

Date	By:	/s/ Zhang Yiwen
Zhang Yiwen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhang Yiwen	President, Chief Executor Officer and	February 21, 2018
Zhang Yiwen	Director (Principal Executive Officer)

/s/ Nils Ollquist	Secretary, Chief Financial Officer and	February 21, 2018
Nils Ollquist	Director (Principal Financial and
Principal Accounting Officer)

/s/ Zhang Leping	Director	February 21, 2018
Zhang Leping

/s/ Fan Yang	Director	February 21, 2018
Fan Yang